UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
IAA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

     IAA, INC.
     Notice of Annual Meeting and Proxy Statement
     Annual Meeting of Stockholders June 17, 2020

April 23, 2020
Dear Fellow Stockholder:
It is almost one year since IAA was spun off from KAR Auction Services, and I am more convinced now as the Chairman of IAA and as the former Lead Independent Director at KAR, that the spinoff was the right move for our shareholders. The spin off has allowed IAA the flexibility to focus on its strategy and seize upon opportunities aimed at driving shareholder value. I am pleased to report that we had a successful 2019, during which we grew our revenues and adjusted EBITDA, and generated a significant amount of net cash from our operating activities.
Our Board and the entire management team are energized and aligned in executing on our growth strategy, which includes, among other objectives, enhancing existing customer relationships and expanding market share; improving our margins by deploying innovative processes and technology to shorten cycle times and reduce costs; enhancing our international buyer network; and expanding internationally in attractive markets.
Although COVID-19 has injected a significant degree of uncertainty into the overall economy and our business sector for 2020, we remain focused on executing on our growth strategies and margin expansion plans. We believe that the long-term fundamentals of our business continue to be strong and are committed to a disciplined capital allocation strategy, which will allow us to deliver on our strategies and drive shareholder value.
As we near our one-year anniversary from the spin-off, we would like to invite you to attend IAA’s first annual meeting of shareholders, which will be held virtually. Holding the meeting virtually not only expands access to the meeting and generates savings for our company and shareholders, but it also assists us in our efforts to protect the health and safety of all our stakeholders - especially in light of COVID-19. During this pandemic, the health and safety of our employees, directors and officers, customers and the communities we serve, remains our highest priority.
Even with a virtual meeting, as an IAA shareholder, your vote matters and we strongly encourage you to vote your shares in advance of the meeting. The matters to be acted upon, and a description of the voting methods, are provided within this proxy statement.
Thank you again for your continued support and confidence in IAA and the strategy and vision for the future led by our management team and Board of Directors.
Sincerely,

John P. Larson
Chairman of the Board

Two Westbrook Corporate Center, Suite 500
Westchester, Illinois 60154
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	9:00 a.m., Eastern Daylight Time, on June 17, 2020

Place:	Online at www.virtualshareholdermeeting.com/IAA2020

Admission:
To attend the 2020 annual meeting, visit www.virtualshareholdermeeting.com/IAA2020. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, or on your proxy card or voting instruction form that accompanied your proxy materials.

Items of Business:
Proposal No. 1: To elect each of the three Class I director nominees to the Board of Directors to serve until our 2023 annual meeting of stockholders and until their respective successors are elected and qualified.

Proposal No. 2: To approve, on an advisory basis, the compensation of our named executive officers.

Proposal No. 3: To approve, on an advisory basis, the frequency of future advisory votes on named executive officer compensation.

Proposal No. 4: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2020.

To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date:	You are entitled to notice of and to vote at the 2020 annual meeting if you were a stockholder of record at the close of business on April 20, 2020.

Voting by Proxy:
Whether or not you plan to virtually attend the 2020 annual meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card or voting instruction form that accompanied your proxy materials so that your shares can be voted at the 2020 annual meeting in accordance with your instructions.

On Behalf of the Board of Directors,

April 23, 2020 Westchester, Illinois	J. Sidney Peryar Executive Vice President, Chief Legal Officer & Secretary

Certain statements contained in this Proxy Statement include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements made that are not historical facts may be forward-looking statements and can be identified by words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions. Such statements are based on management’s current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. These risks and uncertainties include: uncertainties regarding the duration and severity of the COVID-19 pandemic and measures intended to reduce its spread; the loss of one or more significant suppliers or a reduction in significant volume from such suppliers; our ability to meet or exceed customers’ demand and expectations; significant current competition and the introduction of new competitors or other disruptive entrants in our industry; the risk that our facilities lack the capacity to accept additional vehicles and our ability to obtain land or renew/enter into new leases at commercially reasonable rates; our ability to effectively maintain or update information and technology systems; our ability to implement and maintain measures to protect against cyberattacks and comply with applicable privacy and data security requirements; our ability to successfully implement our business strategies or realize expected cost savings and revenue enhancements, including from our margin expansion program; business development activities, including acquisitions and integration of acquired businesses; our expansion into markets outside the U.S. and the operational, competitive and regulatory risks facing our non-U.S. based operations; our reliance on subhaulers and trucking fleet operations; changes in used-vehicle prices and the volume of damaged and total loss vehicles we purchase; economic conditions, including fuel prices, commodity prices, foreign exchange rates and interest rate fluctuations; trends in new- and used-vehicle sales and incentives; and other risks and uncertainties identified in our filings with the Securities and Exchange Commission (the “SEC”), including under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 29, 2019, filed with the SEC on March 18, 2020. Additional information regarding risks and uncertainties will also be contained in subsequent annual and quarterly reports we file with the SEC. The forward-looking statements included in this release are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information or events, except as required by law.

PROXY STATEMENT SUMMARY
This section highlights information about IAA, Inc. (“we,” “our,” “us,” “IAA” or the “Company”) and our Board of Directors (the “Board”) that is contained elsewhere in this Proxy Statement. This section does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting.
ABOUT IAA AND THE SPIN-OFF
On June 28, 2019, we launched as an independent, publicly-traded company upon our separation (the “Spin-Off”) from KAR Auction Services, Inc. (“KAR”). To effect the Spin-Off, KAR distributed 100% of the issued and outstanding shares of IAA common stock to holders of record of KAR’s common stock on June 18, 2019, on a pro rata basis. Following the Spin-Off, IAA became an independent publicly-traded company and is listed on the New York Stock Exchange (the “NYSE”) under the symbol “IAA.” Please see our Annual Report on Form 10-K for the fiscal year ended December 29, 2019 (the “2019 Annual Report”) for additional information. The 2020 annual meeting of stockholders (the “Annual Meeting”) will be our first annual meeting of stockholders.
ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	9:00 a.m., Eastern Daylight Time, on June 17, 2020

Location:	Online at www.virtualshareholdermeeting.com/IAA2020

Record Date:	Stockholders of record as of the close of business on April 20, 2020 are entitled to notice of and to vote at the Annual Meeting.

ITEMS TO BE VOTED ON AT ANNUAL MEETING OF STOCKHOLDERS
Proposal		Our Board’s Recommendation	Page
1.	Election of each of the three Class I director nominees to the Board to serve until our 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified.	FOR each director nominee	6
2.	Approval, on an advisory basis, of the compensation of our named executive officers.	FOR	29
3.	Approval, on an advisory basis, of the frequency of future advisory votes on named executive officer compensation.	1 YEAR	57
4.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2020.	FOR	58
1

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
This proxy statement and our 2019 Annual Report are available on the Internet at www.proxyvote.com.
These materials are also available on our corporate website at https://investors.iaai.com/. The other information on our corporate website does not constitute part of this Proxy Statement.
BOARD OF DIRECTORS (PAGES 8 - 13)
Name	Age	Director Since	Independent	Primary Occupation	Committee Membership**
John P. Larson	57	2019	Yes	Chairman of the Board of IAA, Inc. and Chief Executive Officer of Bestop, Inc.	—
Brian Bales	57	2019	Yes	Executive Vice President and Chief Development Officer of Republic Services, Inc.	RC (Chair), AC
Bill Breslin	70	2019	Yes	Founder and Chief Executive Officer of Wenonah Consulting	CC, NCGC
Gail Evans	60	2020	Yes	Chief Digital Officer of Mercer, LLC	CC, RC
Sue Gove	61	2019	Yes	President of Excelsior Advisors, LLC	AC (Chair), RC
Lynn Jolliffe	68	2019	Yes	Chief Executive Officer of Jolliffe Solutions, Inc.	CC (Chair), NCGC
Peter Kamin	58	2019	Yes	Founder and Managing Partner of 3K Limited Partnership	NCGC (Chair), AC
Olaf Kastner	64	2019	Yes	Former Regional President and Chief Executive Officer for China for the BMW Group	CC, RC
John W. Kett	56	2019	No	Chief Executive Officer and President of IAA, Inc.	—
** AC=Audit Committee; CC=Compensation Committee; NCGC=Nominating and Corporate Governance Committee; RC=Risk Committee
2

2019 BUSINESS HIGHLIGHTS
For the year ended December 29, 2019, the Company again delivered solid growth in net revenue, operating profit, net income and adjusted EBITDA. Specific highlights for fiscal 2019 included (dollars in millions):
Net revenue was up 8% to $1,436.8 million.
Operating profit increased 12% to $317.8 million.
Achieved net income of $193.2 million, an increase of 5%.
Adjusted EBITDA* rose 7% to $411.7 million. * Adjusted EBITDA is a non-GAAP measure and is defined and reconciled to the most comparable GAAP measure, net income, in Appendix A.
3

CORPORATE GOVERNANCE HIGHLIGHTS (PAGES 14 - 20)
We are committed to high standards of ethical and business conduct and strong corporate governance practices. This commitment is highlighted by the practices described below as well as the information contained on the “Governance” section of our website at https://investors.iaai.com/governance. The information on our website is not part of this proxy statement and is not deemed incorporated by reference into this proxy statement or any other public filing made with the SEC.
•
Majority Voting: We maintain a majority voting standard for uncontested director elections with a policy for directors to tender their resignation should a majority of the votes cast not be in their favor.

•	Director and Committee Independence: Eight of our nine directors are independent, and all committees of our Board are comprised entirely of independent directors.

•
Independent Chairman: We have an independent Chairman of the Board who presides over the executive sessions of the independent directors and serves as the principal liaison between the independent directors and the Company’s Chief Executive Officer.

•	Gender Diversity: One-third of our Board is comprised of women and two of the standing committees of our Board are chaired by female directors.

•	Low Average Tenure: Seven of our nine directors joined our Board on or after our Spin-Off in June 2019.

•	Annual Board and Committee Evaluations: The Board and each committee evaluates its performance each year.

•	Executive Sessions: Our independent directors meet in executive session at each regularly scheduled Board meeting.

•	Annual Management and CEO Evaluation and Succession Planning: Our Board conducts an annual evaluation and review of our CEO and each executive officer’s performance, development and succession plan.
4

EXECUTIVE COMPENSATION (PAGES 29 - 56)
We adopted a compensation program structured to achieve a close connection between executive pay and Company performance. For more information regarding our named executive officer compensation, see “Compensation Discussion and Analysis” and the compensation tables that follow such section.
WHAT WE DO
✔
Pay for performance: Our annual incentive program is 100% performance-based and our equity incentive program is heavily performance-based. Our first annual long-term equity grants in 2020 consisted of at least 50% performance-based stock units (“PRSUs”).

✔	Independent Compensation Committee: All of the members of our Compensation Committee are independent under NYSE rules.
✔	Independent compensation consultant: The Compensation Committee retains its own independent compensation consultant to evaluate and review our executive compensation program and practices.
✔	Maximum payout caps: The Compensation Committee sets maximum amounts that may be payable for annual cash incentive compensation and PRSUs.
✔
Clawback policy for financial misconduct: Our clawback policy provides for the recovery and cancellation of incentive compensation of an executive officer in the event we are required to prepare an accounting restatement due to such executive officer’s intentional misconduct.

✔
Severance benefits for qualifying termination: Severance benefits for a termination without a change in control are two times base salary and target bonus for the CEO and 1.5 times base salary and target bonus for the CFO, President, U.S. Operations, and CLO, and one times base salary and target bonus for other executive officers. Change in control severance benefits are three times base salary and target bonus for the CEO and 2.5 times base salary and target bonus for the CFO, President, U.S. Operations, and CLO, and 1.5 times base salary and target bonus for other executive officers.

✔
“Double-trigger” vesting provisions in equity award agreements: For all IAA equity grants, accelerated vesting of assumed or replaced equity awards upon a change in control of the Company is only permitted if an executive experiences a qualifying termination of employment in connection with or following such change in control.

✔
Robust equity ownership requirements: We have stock ownership guidelines that are applicable to our executive officers. The stock ownership guideline for our CEO is five times his annual base salary, and the CEO currently holds five times his annual base salary. The stock ownership guideline for our other named executive officers is three times their annual base salary. All executive officers are required to hold 50% of vested shares, net of taxes, until stock ownership guidelines are met.

WHAT WE DON’T DO
✘	Provide excessive perquisites: We provide a limited number of perquisites that are designed to attract and retain highly qualified executives.
✘	Maintain a defined benefit pension plan: We do not maintain a defined benefit pension plan for our executive officers.
✘	Allow hedging or pledging of the Company’s securities: We prohibit hedging, pledging and short sales of Company stock by our directors and executive officers.
✘	Reprice stock options: Stock option exercise prices are set equal to the grant date market price and cannot be repriced or discounted without stockholder approval.
5

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
GENERAL
Our Board currently consists of nine directors and is divided into three classes as follows:
Class I directors with terms expiring at the Annual Meeting	Class II directors with terms expiring at the 2021 annual meeting of stockholders	Class III directors with terms expiring at the 2022 annual meeting of stockholders
John W. Kett Peter Kamin Lynn Jolliffe	Bill Breslin Brian Bales Olaf Kastner	Gail Evans Sue Gove John P. Larson
The directors designated as Class I directors have terms expiring at the Annual Meeting. The directors designated as Class II directors have terms expiring at the 2021 annual meeting of stockholders, and the directors designated as Class III directors have terms expiring at the 2022 annual meeting. Commencing with the 2020 annual meeting of stockholders, directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires. At the Annual Meeting, our Class I director nominees will be elected to three-year terms expiring at the 2023 annual meeting of stockholders. At the 2021 annual meeting of stockholders, Class II directors will be elected to one-year terms expiring at the 2022 annual meeting of stockholders. At the 2022 annual meeting of stockholders, Class III directors will be elected to one-year terms expiring at the 2023 annual meeting of stockholders. From and after the 2023 annual meeting of stockholders, the Board will no longer be classified and each director will stand for election annually.
On the recommendation of our Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board has nominated three candidates to be elected as Class I directors at the Annual Meeting. If elected, the Class I directors will serve for three year terms expiring at the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified.
Messrs. Kett and Kamin and Ms. Jolliffe have each consented to being named in this Proxy Statement and to serve as a director if elected. We have no reason to believe that either Mr. Kett, Mr. Kamin or Ms. Jolliffe will be unable or unwilling for good cause to serve if elected. In the event Mr. Kett, Mr. Kamin or Ms. Jolliffe is unable for any reason or unwilling for good cause to serve at the time of the Annual Meeting, the persons who are designated as proxy holders may exercise discretionary authority to vote for a substitute nominee selected by our Board or our Board may reduce the number of directors on the Board.
DIRECTOR INDEPENDENCE
The Board is responsible for determining the independence of our directors. Under NYSE rules, a director qualifies as independent if the Board affirmatively determines that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). While the focus of the inquiry is independence from management, the Board is required to broadly consider, and did so consider, all relevant facts and circumstances in making its independence determinations. Based upon its evaluation, our Board has affirmatively determined that each of Messrs. Bales, Breslin, Kamin, Kastner and Larson and Mses. Evans, Gove and Jolliffe is an independent director in accordance with applicable NYSE rules. Mr. Kett is not an independent director due to his service as our Chief Executive Officer.
6

BOARD COMPOSITION
The following provides a snapshot of our nine directors:

In addition, we believe each of our nine directors, including each of the three Class I director nominees, possesses the skills and qualifications necessary for effective service as a director.

Diverse Range of Qualifications and Skills Represented by Our Directors
Capital Markets / Capital Allocation & Investor Relations	Human Resources	Qualified Financial Expert
Commercial Real Estates	Industry Knowledge	Risk Oversight
Current Or Former CEO	Insurance Industry / Insurance Claims	Software, Technology & Social Media / Digital
Diversity	M&A Experience	Strategic Planning
Global Experience	Public Company Board Experience	Talent Management
7

INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES
The following information is furnished with respect to each of our three Class I director nominees, as well as our six continuing directors. The information is current as of the date of this Proxy Statement.
Mr. Kett and Ms. Jolliffe joined the Board in connection with the Spin-Off and were selected as directors by KAR. Mr. Kamin also joined the Board in connection with the Spin-Off and was initially identified as a potential director candidate by Mr. Kett, our Chief Executive Officer, and, following consideration by KAR, was appointed to the Board.
Class I Director Nominees
John W. Kett
Chief Executive Officer Age: 56 Current Board Committees: None

Career Highlights
•	CEO of IAA since May 2014.

– Served a variety of executive roles in his 14 years with IAA, helping IAA become an independent public company
  reaching over $1.4 billion in annual revenue and selling more than 2.5 million vehicles.

– Served as Senior Vice President of Planning and Business Development, CFO and President between 2001 and 2014.
•	Sits on the national board of directors for SkillsUSA since 2017.
•	Sits on the Executive Advisory Council to the Northern Illinois University College of Business.
•	Held senior financial roles at Central Steel and Wire Co., Safelite Glass Corporation, Newark Electronics and Deloitte LLP between 1985 and 2001.
•	Graduate of Northern Illinois University and Northwestern University (MBA).
Skills and Qualifications
✔	Significant knowledge and understanding of IAA’s services, operations and business environment
✔
Extensive business, management and operational experience as senior executive and CEO in the automotive insurance claim technology and services industries, which provides him with perspective into the Company’s challenges, operations, and strategic opportunities.

8

Peter Kamin
Independent Director since June 2019 Age: 58 Current Board Committees: Nominating Committee (Chair) Audit Committee

Career Highlights
•	Founder and Managing Partner of 3K Limited Partnership, which partners with management teams seeking capital to implement growth strategies that create meaningful stockholder value, since 2012.
•	Founding member and Managing Partner of ValueAct Capital, which grew into a leading investment management organization during Mr. Kamin’s tenure, from 1999 to 2012.
•	Founder and manager of Peak Investment L.P., which was organized to make investments in select domestic public and private companies, from 1992 to 1999.
•	Trustee of Tufts University.
•	Graduate of Tufts University and Harvard’s Graduate School of Business (MBA).
Other Public Company Directorships in Last Five Years
•	Member of the board of directors of Tile Shop Holdings (previously Nasdaq:TTS) since 2012 and Chairman since 2018. The Tile Shop Holdings delisted its common stock in November 2019.
•	Member of the board of directors of MAM Software Limited (formerly Nasdaq: MAMS) since 2012. MAM Software Limited sold the company and delisted its common stock in October 2019.
•	Member of the board of directors of Ambassadors Group, Inc. (previously Nasdaq: EPAX) from 2012 to October 2015.
Skills and Qualifications
✔	Service on the boards of other significant companies and his years of experience in the automotive industry bring an in-depth understanding of IAA’s business to the Board.
✔	Significant financial, investment, and management experience in both public and private companies.
Lynn Jolliffe
Independent Director since June 2019 Age: 68 Current Board Committees: Compensation Committee (Chair) Nominating Committee

Career Highlights
•	Chief Executive Officer of Jolliffe Solutions, providing consulting in human capital and talent management since 2015.
•	Held various management positions at Ingram Micro Inc., a technology distribution company from 1999 to 2015, including:
– Executive Vice President, Global Human Resources from 2007 to 2015.
– Vice President, Human Resources for the North America region from 2006 to 2007.
– Regional Vice President, Human Resources and Services for Ingram Micro European Coordination Center from 1999 to 2006.
•	Served in various capacities, including Vice President and Chief Financial Officer with responsibility for human resources, at two Canadian retailers, including Holt Renfrew, from 1985 to 1999.
•	Began career at Bell Canada in 1973 and then moved to Bank of Montreal in 1979.
•	Graduated from Queens University and University of Toronto (MBA).
Other Public Company Directorships in Last Five Years
•	Member of the board of directors of KAR (NYSE:KAR) from 2014 to 2019.
Skills and Qualifications
✔
Senior executive leadership and chief financial officer experience, including functional and leadership experience in finance, human resources and general management, executive compensation decisions, strategies and policies for the acquisition and development of employee talent, enables her to offer the Board a seasoned corporate governance and financial management perspective.

✔
Deep understanding of business drivers from the financial, operational and people perspective, as well as diversity in viewpoint and international business experience, gained from experience in multiple industries across three continents.

9

Continuing Directors
Brian Bales
Independent Director since June 2019 Age: 57 Current Board Committees: Risk Committee (Chair) Audit Committee

Career Highlights
•	Executive Vice President, Chief Development Officer, at Republic Services, Inc., a leader in the domestic non-hazardous solid waste industry, since 2015.
•	Executive Vice President, Business Development at Republic Services, Inc. from 2008 to 2015, and Vice President, Corporate Development, from 1998 to 2008.
•	Held roles of increasing responsibility in finance and business development for Ryder System, Inc. from 1993 to 1998.
•	Chief Financial Officer for EDIFEX & VTA Communications from 1988 to 1993.
•	Began his professional career as an accountant with Price Waterhouse, now PricewaterhouseCoopers, from 1986 to 1988.
•	Graduate of the University of Tennessee (BS, Business Administration) and Certified Public Accountant. s
Skills and Qualifications
✔
Executive leader at a Fortune 300 company with extensive experience in business strategy, transformational growth including mergers, acquisitions & divestitures, risk management & oversight, commercial real estate & infrastructure development, and sustainability & corporate responsibility

✔	Qualified financial expert with significant experience in corporate finance, capital markets, capital allocation, investor relations, business planning & analysis and financial accounting & controls.
✔	Significant management experience enables him to provide the Board with additional perspective on the Company’s operations.

William (Bill) Breslin
Independent Director since June 2019 Age: 70 Current Board Committees: Compensation Committee Nominating Committee

Career Highlights
•	Founder and CEO of Wenonah Consulting, which specializes in delivering service, expense and loss management solutions to claims operations across the insurance industry, since 2009.
•	President of Vericlaim Repair Solutions, a managed repair network of certified local, regional and national contractors, from 2011 to 2017.
•
Executive Vice President and Chief Operating Officer at TriServ Alliance, a claims management organization established by seven Blue Cross Blue Shield companies to service 2.9 million customers in nine states, from 2008 to 2009.

•	Led the claims function as Senior Vice President of Claims for USAA from 1999 to 2008; for GE Financial Assurance from 1996 to 1999; and for Prudential Insurance from 1974 to 1996.
•	Member of the board of directors of Insight Services Group, which provides fraud investigations and Independent Medical evaluations for the industry, since 2014.
•	Board member of West Hill Global, Inc., which is a property manages repair business, since September 2018.
•	Board member of Summit TopCo GP, LLC Classic Collision, which provides automobile repair services, since March 2020.
•	Board member of ABRA Auto Body and Glass, a network of auto body repair facilities for the industry, from 2011 to 2019.
•	Board member of Pronto Insurance from 2014 to 2018.
•	Board member of Enservio, Inc., a contents replacement company for homeowner claims, from 2010 to 2016.
•	EVP at Triserv Alliance, building a company to provide health care for the military and their families in the southern region, from 2008 to 2009.
•	Graduate of St. Bernard College (BA, Education).
Skills and Qualifications
✔	Senior executive leadership and board of directors experience enables him to offer the Board a seasoned corporate governance perspective.
✔	Significant experience in consulting, claims management, and loss management solutions across the insurance and automotive industries.
10

Gail Evans
Independent Director since February 2020 Age: 60 Current Board Committees: Compensation Committee Risk Committee

Career Highlights
•	Served in several lead executive roles at Mercer, a global consulting leader in advancing health, wealth and career, and a wholly-owned subsidiary of Marsh & McLennan Companies (NYSE: MMC), including:
– Chief Digital Officer since June 2018.
– Member of Executive Leadership team since 2016.
– Global Chief Information Officer from 2016 to 2018.
•	Partner Group Program Manager for Microsoft, and prior to that General Manager of Microsoft Studios, Services & Operations, from 2013 to 2016.
•
Vice President and General Manager for Hewlett-Packard, responsible for worldwide country engagement and web capabilities as well as execution, search, personalization and digital marketing for HP’s web presence, from 2010 to 2013.

•	Technology Senior Vice President for Bank of America from 2007 to 2010.
•	Chief Technology Executive, among other executive positions, at Eastman Kodak Company from 1980 to 2007.
•	Graduate of Nazareth College and the Simon Graduate School of Business at the University of Rochester (MBA).
Skills and Qualifications
✔	Extensive and comprehensive experience in the areas of digital transformation, emerging technologies, big data and analytics, enterprise architecture and technology leadership.
✔	Additionally, she is highly skilled in the areas of API economy & marketplace program, product management technology strategy and web & e-commerce.
Sue Gove
Independent Director since June 2019 Age: 61 Current Board Committees: Audit Committee (Chair) Risk Committee

Career Highlights
•	Founder and President of Excelsior Advisors, LLC, a retail consulting and advisory firm.
•
President and CEO of Golfsmith International Holdings, Inc., along with several other senior leadership roles, including Chief Operating Officer, Chief Financial Officer and Executive Vice President, from 2008 to 2014.

•
Served in senior financial, operating and strategic roles during 25 years at Zale Corporation, including Executive Vice President and Chief Operating Officer from 2002 to 2006, and Chief Financial Officer from 1998 to 2003.

•	National Association of Corporate Directors (NACD) Board Leadership Fellow since December 2019.
•	Graduate of the University of Texas at Austin (BBA, Accounting).
Other Public Company Directorships in Last Five Years
•	Director of Bed Bath and Beyond, Inc. since 2019 (Nasdaq: BBBY).
•	Director of Conn’s, Inc. since 2020 (Nasdaq: CONN).
•	Director of Tailored Brands, Inc. since 2017 (NYSE:TLRD).
•	Director of Iconix Brand Group from 2014 to 2019 (Nasdaq:ICON).
•	Director of Logitech International SA from 2015 to 2018 (Nasdaq: LOGI).
•	Director of AutoZone Inc. from 2005 to 2017 (NYSE:AZO).
Skills and Qualifications
✔
Background as a chief executive officer, chief operating officer, and chief financial officer provides the Board with significant executive and senior leadership experience in finance, operations, marketing, e-commerce, and strategy.

✔
Extensive experience serving on the boards of directors of other public companies allows her to offer the Board valuable expertise in governance and best practices for a public company on a global scale.

11

Olaf Kastner
Independent Director since June 2019 Age: 64 Current Board Committees: Compensation Committee Risk Committee

Career Highlights
•	Strategy Advisor in China for the BMW Group from March to September 2018, after which he stepped into retirement.
•	Served in various other lead executive positions at the BMW Group from 1998 to 2018:
– Regional President and Chief Executive Officer for China for the BMW Group from 2015 to 2018.
– President and Chief Executive Officer of BMW Brilliance Automotive Ltd. in China from 2009 to 2015.
– Finance Director of BMW (UK) Ltd., Bracknell, from 2006 to 2009.
– Managing Director Bavaria Wirtschaftsagentur GmbH, a subsidiary of BMW AG, from 1998 to 2006.
•	Hold various Management and Senior Management positions at Colonia AG/AXA Group from 1985 to 1998.
•	Graduate of the University of Hamburg (MBA).
Skills and Qualifications
✔	Brings to the Board decades of experience and leadership in the automotive industry and international insurance business, as well as a comprehensive understanding of how IAA’s industry operates.
✔	Possesses strong international working experience, including risk and crises management, as well as multinational expertise in leading large cost and change management projects.
John P. Larson
Independent Chairman since June 2019 Age: 57 Current Board Committees: None

Career Highlights
•	Chief Executive Officer and Director of Bestop, Inc., a leading manufacturer of soft tops and accessories for Jeep vehicles, since 2015.
•	Lead Independent Director KAR Auction Services, led board along with Chairman through spinoff of IAA, from 2015 to 2019.
•	Director SCA Performance, a leading manufacturer of high-end custom trucks for Ford, GM and Dodge, from 2018 to 2020.
•	Served in a number of senior management capacities at General Motors Company, from 1986 to 2007.
– General Manager overseeing operations for the Buick, Pontiac and GMC Divisions from 2005 to 2007.
– General Director of Finance for U.S. Sales, Service and Marketing Operations from 2001 to 2004.
– Director General Motor’s Used Car Remarketing activity from 1999 to 2000.
•	Chief Executive Officer of Escort Inc., an automotive electronics manufacturer, from 2008 to 2014, and President and Chief Operating Officer from 2007 to 2008.
•	Graduated from Northern Illinois University (B.S. Finance) and Purdue University (M.S., Management).
Other Public Company Directorships in Last Five Years
•	Director and Lead Independent Director of KAR (NYSE:KAR) from 2015 to 2019.
Skills and Qualifications
✔
Extensive business, management and operational experience as CEO in the automotive aftermarket and as a senior executive at one of the world’s largest automakers, General Motors Company, as well as experience in automotive remarketing, captive finance (GMAC), rental car program design and automotive dealer activities, provides him with perspective into the Company’s challenges, operations, and strategic opportunities.

✔
Extensive experience as a senior leader in corporate finance has provided him with key skills, including financial reporting, accounting and control, business planning and analysis and risk management, that are valuable to the oversight of our business.

12

VOTE STANDARD
Each of the three Class I director nominees must receive the affirmative vote of a majority of the votes cast in the election of directors at the Annual Meeting to be elected (i.e., the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” such nominee). Abstentions and broker non-votes are not counted as votes cast.
In accordance with our Amended and Restated Bylaws (the “Bylaws”) and our Corporate Governance Guidelines, in the event an incumbent director fails to receive a majority of votes cast in an uncontested election, such incumbent director must tender his or her resignation immediately following the certification of the stockholder vote relating to such director’s election, which tendered resignation must specify that it becomes effective only upon the Board’s acceptance of the tendered resignation.
Within ninety (90) days following the certification of the stockholder vote, the Nominating Committee will determine whether to recommend accepting the director’s resignation or take other action and will submit such recommendation for prompt consideration by the Board. The Board will act promptly on the Nominating Committee’s recommendation and will disclose its decision whether to accept the director’s tendered resignation (and the reasons for rejecting the resignation, if applicable) in a Current Report on Form 8-K filed with the SEC. The Nominating Committee may consider any factors that the Nominating Committee deems relevant in determining whether to recommend accepting a director’s resignation. In the event that one or more directors’ resignations are accepted by the Board, the Nominating Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.
Any incumbent director who fails to receive the votes required for re-election in an uncontested election and who tenders his or her resignation shall remain active and engaged in Board activities while the Nominating Committee considers whether to recommend accepting his or her resignation; provided, however, that it is expected that such incumbent director shall voluntarily recuse himself or herself from participation in any proceedings or consideration by the Nominating Committee or the Board regarding whether to accept such director’s resignation or to take other action with respect to such director.
✔	The Board recommends a vote “FOR” the election of each of the three Class I director nominees to the Board.
Proxies solicited by the Board will be voted “FOR” the election of each of the three Class I director nominees named in this Proxy Statement and on the proxy card unless stockholders specify a contrary vote.
13

BOARD OF DIRECTORS STRUCTURE AND
CORPORATE GOVERNANCE
ROLE OF THE BOARD OF DIRECTORS
Our Board’s goals are to build long-term value for IAA’s stockholders and to assure the vitality of the Company for its customers, employees and the other individuals and organizations who depend on the Company. To achieve these goals, the Board monitors both the performance of the Company (in relation to its goals, strategy and competitors) and the performance of the Chief Executive Officer, and offers him constructive advice and feedback.
BOARD LEADERSHIP STRUCTURE
Neither our Bylaws nor our Corporate Governance Guidelines require the separation of the offices of the Chairman and the Chief Executive Officer and the Board is free to choose its Chairman in any way that it deems best for IAA at any given point in time. At present, the Board has chosen to separate the offices of Chairman and Chief Executive Officer. John W. Kett currently serves as our Chief Executive Officer and John P. Larson currently serves as our independent Chairman of the Board.
The Board recognizes that the roles of Chief Executive Officer and Chairman of the Board are distinct. While the Chief Executive Officer is responsible for setting our strategic direction and for our day-to-day leadership and performance, the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for, and presides over, meetings of the Board of Directors. The Board believes that participation of the Chief Executive Officer as a director, while keeping the roles of Chief Executive Officer and Chairman of the Board separate, provides the proper balance between independence and management participation at this time.
If our Chairman was not an independent director under applicable NYSE rules, our Corporate Governance Guidelines provides that our independent directors will designate one of the independent directors on the Board to serve as a lead independent director.
BOARD OF DIRECTORS MEETINGS AND ATTENDANCE
The Board held 4 meetings during 2019 following the Spin-Off. Each of our directors attended at least 75% of the meetings of the Board and Board committees on which he or she served in 2019 during the period which he or she served on our Board.
As stated in our Corporate Governance Guidelines, we expect each director to attend our annual meeting of stockholders. The Annual Meeting is our first annual meeting of stockholders.
14

COMMITTEES OF THE BOARD OF DIRECTORS
We currently have four standing committees of the Board: the Audit Committee, the Compensation Committee, the Nominating Committee and the Risk Committee. Each of our committees operates pursuant to a written charter. Copies of the committee charters are available on the “Governance” section of our website at https://investors.iaai.com/governance.
The following table sets forth the current membership of each committee:
Name	Audit Committee	Compensation Committee	Nominating Committee	Risk Committee
John P. Larson *
Brian Bales	✔			C
Bill Breslin		✔	✔
Gail Evans		✔		✔
Sue Gove	C			✔
Lynn Jolliffe		C	✔
Peter Kamin	✔		C
Olaf Kastner		✔		✔
John W. Kett **
C  Committee Chair
*   Independent Chairman of the Board
**   Chief Executive Officer of IAA
A description of each Board committee is set forth below.
Audit Committee
Meetings Held in 2019: 4
Primary Responsibilities: Our Audit Committee has the following primary responsibilities:
•	Assists the Board in its oversight of the integrity of our financial statements;
•	Responsible for the appointment, independence, qualifications and performance of our independent registered public accounting firm;
•	Oversees our financial reporting process and internal controls;
•	Oversees our internal audit function;
•	Reviews and approves related party transactions; and
•	Reviews our program to monitor compliance with our code of conduct and ethics.
Independence: Each member of the Audit Committee is independent under the NYSE rules and also meets the enhanced standards of “independence” established by the NYSE and the SEC for members of the Audit Committee. In addition, each member of the Audit Committee is “financially literate” under the rules of the NYSE, and each of Ms. Gove and Messrs. Bales and Kamin has been designated as an “audit committee financial expert” as that term is defined by the SEC.
Compensation Committee
Meetings Held in 2019: 2
Primary Responsibilities: Our Compensation Committee has the following primary responsibilities:
•	Reviews and recommends policies relating to the compensation and benefits of our executive officers and employees;
•
Reviews and approves corporate goals and objectives relevant to the compensation of our CEO and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and approves the compensation of these officers based on such evaluations;

•	Administers the issuance of equity and other awards under our equity plans; and
15

•	Assists the Board in determining that a satisfactory system is in effect for education, development and orderly succession of senior and mid-level managers.
In 2019, the Compensation Committee retained ClearBridge Compensation Group LLC (“ClearBridge”) to assist it in reviewing our compensation programs and the evaluation of specific compensation-related matters. See “Compensation Discussion and Analysis — The Role of the Compensation Committee and the Executive Officers in Determining Executive Compensation — Role of Independent Compensation Consultant” below for additional information.
The Compensation Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate. The Board has delegated certain responsibilities of the Compensation Committee to an Equity Awards Committee, with Mr. Kett as its sole member, and given the Equity Awards Committee limited authority to approve and establish the terms of equity awards granted to certain employees of the Company (who are not executive officers or members of the board of directors) under our 2019 Omnibus Stock and Incentive Plan.
Independence: Each member of the Compensation Committee is independent under the NYSE rules and also meets the enhanced standards of “independence” established by the NYSE for members of the Compensation Committee. In making this determination, the Board considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee.
Nominating and Corporate Governance Committee
Meetings Held in 2019: 3
Primary Responsibilities: Our Nominating Committee has the following primary responsibilities:
•	Makes recommendations to the Board regarding candidates for directorships and the size and composition of the Board;
•	Identifies and recommends to the Board individuals qualified to serve as directors of the Company and on committees of the Board;
•	Reviews non-employee director compensation on an annual basis and makes recommendations to the Board;
•	Oversees our Corporate Governance Guidelines and reports and makes recommendations to the Board concerning governance matters; and
•	Oversees the annual evaluation process of the Board and each of its committees.
Independence: All of the members of the Nominating Committee are independent under the NYSE rules.
Risk Committee
Meetings Held in 2019: 0 (Risk Committee was established by the Board of Directors on October 30, 2019 and its first meeting was held in February 2020)
Primary Responsibilities: Our Risk Committee has the following primary responsibilities:
•	Assists the Board in its oversight of the principal business, financial, technology, operational and regulatory risks and exposures of the Company;
•	Evaluates the Company’s appetite and strategy relating to key risks, as well as the guidelines, policies and processes for monitoring risk;
•	Oversees the Company’s risk governance structure, and the guidelines, policies and processes for risk assessment and risk management;
•	Oversees matters specifically relating to cyber security and other risks related to information technology systems and procedures; and
•	Develops, as determined necessary by management and the Board, an enterprise risk management program and provides oversight for such program.
Independence: All of the members of the Risk Committee are independent under the NYSE rules.
16

BOARD OF DIRECTORS’ RISK OVERSIGHT
Our Board believes that effective risk management involves our entire corporate governance framework. Both management and our Board have key responsibilities in managing risk throughout the Company, as shown below. Oversight of risks inherent in their respective areas of oversight are delegated to the various Board committees, with each committee reporting to our Board at each regular Board meeting. Our Board believes that this structure is conducive to its risk oversight process.
Risk Oversight Responsibilities
Board Responsibilities
•	Overall oversight of the risk management process
•	Direct oversight of strategic, operating, financial and liquidity risks
•	Active engagement with management regarding challenges and risks considered in management’s operational, financial and strategic presentations
•	Development of business strategy and major resource allocation
•	Business conduct and compliance oversight
•	Receives regular reports from Board committees on specific risk oversight responsibilities
Audit Committee	Compensation Committee	Nominating Committee	Risk Committee
• Responsible for the quality and integrity of financial statements	• Oversees the assessment and management of risks related to compensation plans and policies	• Oversees Board processes and corporate governance-related risks	• Responsible for the development of an enterprise risk management program
• Oversees internal controls over financial reporting and disclosure controls and procedures	• Oversees compensation policies and programs, including appropriate incentives and controls	• Oversees risks relating to director succession and the composition of the Board	• Oversees the Company’s risk appetite and strategy related to key risks
• Responsible for the performance of the independent registered public accounting firm	• Receives and monitors reports regarding the Company’s human capital management risks		• Responsible for reviewing risks related to significant legal matters in which the Company is involved
• Oversees risks related to ethics and related issues arising from the Company’s whistleblower hotline			• Oversees risks related to environmental, social and governance issues
• Oversees cybersecurity-related risks and risks related to information technology systems and procedures
Management Responsibilities
•	Ensures that information with respect to material risks is transmitted to senior executives and our Board
•	Identifies material risks and implements appropriate risk management strategies
•	Integrates risk management into our decision making process
•	Attends committee meetings and reports on matters that may not be otherwise addressed at these meetings
Our Board believes that the process it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and, therefore, does not have a material effect on our choice of the Board’s leadership structure described above under “Board Leadership Structure.”
17

CORPORATE GOVERNANCE DOCUMENTS
The Board has adopted the following corporate governance documents:
Document	Purpose/Application
Code of Business Conduct and Ethics	Applies to all of the Company’s employees, officers and directors, including those officers responsible for financial reporting, as well as temporary service workers and independent contractors.
Code of Ethics for Principal Executive and Senior Financial Officers	Applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and such other persons who are designated by the Board.
Corporate Governance Guidelines	Contains general principles regarding the functions of the Board and its committees.
Committee Charters	Apply to the following Board committees, as applicable: Audit Committee, Compensation Committee, Nominating Committee and Risk Committee.
The foregoing documents are contained on the “Governance” section of our website at https://investors.iaai.com/governance. The information on our website is not part of this Proxy Statement and is not deemed incorporated by reference into this Proxy Statement or any other public filing made with the SEC.
SELECTION OF NEW DIRECTORS; STOCKHOLDER RECOMMENDED DIRECTOR CANDIDATES
The Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between the annual meetings of stockholders. The Nominating Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. When formulating its Board membership recommendations, the Nominating Committee may also consider advice and recommendations from others, including third-party search firms, current Board members, management, stockholders and other persons, as it deems appropriate. The Nominating Committee retained the Katris Group in its search for a director candidate with digital disruption experience and the Katris Group initially identified Ms. Evans as a potential director candidate.
The Nominating Committee uses a variety of methods to identify and evaluate potential candidates. Consideration of candidates typically involves a series of internal discussions, review of candidate information, and interviews with selected candidates. The Nominating Committee will consider the candidate against the criteria it has adopted, as further discussed below under “Board Qualifications and Diversity,” in the context of the Board’s then-current composition and the needs of the Board and its committees, and will ultimately recommend qualified candidates for election to the Board.
The Nominating Committee will also consider director candidates recommended by stockholders for potential appointment upon the occurrence of the next vacancy on the Board or nomination in connection with the next annual meeting of stockholders. Candidates recommended by a stockholder are evaluated in the same manner as candidates identified by the Nominating Committee. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. Stockholders who wish to recommend a director candidate for consideration by the Nominating Committee and the Board should submit their recommendation in writing to the Board no later than the January 1 prior to the next annual meeting of stockholders. Such recommendation must include all information about the stockholder and the candidate otherwise required for director nominations by a stockholder pursuant to Article II, Section 5 of the Bylaws. The Nominating Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the Board. In addition, such recommended director candidate shall make themselves reasonably available to be interviewed by the Nominating Committee. If the Nominating Committee determines that a stockholder recommended candidate is suitable for membership on the Board, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on the Board or in connection with the next annual meeting of stockholders.
18

In addition, a stockholder may nominate candidates for election as a director, provided that the nominating stockholder follows the procedures set forth in Article II, Section 5 of the Bylaws for nominations by stockholders of persons to serve as directors, including the requirements of timely notice and certain information to be included in such notice. Deadlines for stockholder nominations for next year’s annual meeting are included under “Requirements, Including Deadlines, for Submission of Proxy Proposals” below.
BOARD QUALIFICATIONS AND DIVERSITY
The Nominating Committee and the Board believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences, and other differentiating characteristics, is an important element of its nomination recommendations. The Nominating Committee has not identified any specific minimum qualifications which must be met for a person to be considered as a candidate for director. However, as detailed in both the Nominating Committee Charter and the Corporate Governance Guidelines, Board candidates are selected based upon various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, absence of conflicts of interest and such other relevant factors that the Nominating Committee considers appropriate in the context of the needs of the Board. All candidates are considered in light of the needs of the Board with due consideration given to the foregoing criteria. Although the Board does not have a formal diversity policy, the Nominating Committee and Board review these factors, including diversity of gender, race, ethnicity, age, cultural background and professional experience, in considering candidates for Board membership.
BOARD EVALUATION PROCESS
The Nominating Committee will coordinate an annual self-assessment of the Board’s performance, as well as the performance of each committee of the Board, the results of which will be discussed with the full Board and each committee. We expect that the first annual self-assessment of the Board and its committees will occur in fiscal 2020. The assessment will include a review of any areas in which the Board or management believes the Board can make a better contribution to the Company. The Nominating Committee will utilize the results of this self-evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and making recommendations to the Board with respect to assignments of Board members to various committees.
SUCCESSION PLANNING
The Board, with input from the Nominating Committee or the Compensation Committee, as applicable, periodically reviews succession plans for the Chief Executive Officer and other senior management positions, including in the event of unanticipated vacancies in those offices. In addition, the Board, led by the Compensation Committee, is responsible for determining that a satisfactory system is in effect for the education, development and orderly succession of senior and mid-level managers throughout the Company.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD
Any stockholder or other interested parties desiring to communicate with the Board, the Chairman of the Board, a committee of the Board or any of the independent directors individually or as a group regarding the Company may directly contact such directors by delivering such correspondence to the Company’s Chief Legal Officer at IAA, Inc., Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154. Our Chief Legal Officer reviews all such correspondence and forwards to the applicable director(s) copies of all such applicable correspondence. However, certain items unrelated to the Board’s duties and responsibilities, such as spam, junk mail, mass mailings, solicitations, resumes and employment inquiries and similar items will not be forwarded. In addition, if requested by stockholders, when appropriate, the Chairman of the Board will also be available for consultation and direct communication with stockholders.
19

EXECUTIVE SESSIONS
The independent directors of the Company meet in executive session at every regularly scheduled Board meeting. The Corporate Governance Guidelines state that the Chairman of the Board (if an independent director) or the Lead Independent Director (if the Chairman of the Board is not an independent director) shall preside at such executive sessions, or in such director’s absence, another independent director designated by the Chairman of the Board or the Lead Independent Director, as applicable. Currently, Mr. Larson, our independent Chairman, presides at the executive sessions of our independent directors.
20

CORPORATE RESPONSIBILITY AND ENVIRONMENTAL SUSTAINABILITY
We recognize that corporate social responsibility and sustainable business practices are critically important to the long-term interests of our stockholders and other stakeholders. To promote these interests, we are committed to responsible business practices and continual improvement of our operations and our relationships with our employees, our customers and the communities in which we operate. While we are still in the early stages, we are also committed to enhanced transparency, and best practices in, our corporate responsibility and sustainability policies and practices. Below are some of the ways in which we demonstrate our commitment to the environment, our employees and communities, and responsible governance.
Commitment to the Environment
Circular Economy
The Circular Economy is an ever-evolving and fast-growing system that centers on the idea of redesigning production and consumption, eliminating waste, and making continual use of resources. This system differs from more traditional economic models in which a product is created, used, and disposed of, or sent to a waste collection facility, when its useful life ostensibly concludes. Simply put, the Circular Economy centers on keeping products and materials in use, and extending their utility to maximize environmental and economic benefits of those products and materials. Circular Economy business strategies have continued to spread to virtually all product categories, including the automobile industry.
IAA’s Role
Automobiles play an important role in the economy and are consumed on a significant scale, resulting in the consumption of vast amounts of society’s raw materials. The ability to reuse and/or recycle the materials commonly found in vehicles can help to mitigate the significant impact the sourcing of new materials have on the environment. IAA processes over 2 million vehicles annually through the automotive Circular Economy to buyers and recyclers, via its automobile auction business model, giving them second lives and beyond, as well as a renewed purpose, instead of ending the cycle prematurely in a landfill. Through IAA’s business, those vehicles are able to reach their highest, best and multiple uses, minimizing negative environmental impact.
IAA believes that when a vehicle is at the end of its initial life for an owner, that vehicle should circulate to another owner, who can then begin the next phase of that vehicle’s life. In practical terms, that means getting the vehicle to a new owner who will: Refurbish, repair, or remanufacture the vehicle for future use; Reuse the vehicle and its components; or, Recycle whatever cannot be returned to service.
This process of putting vehicles to a second use also eliminates the need to extract new raw materials from the environment, which would otherwise be necessary to build a new vehicle. The same is true for automobile parts. Keeping a vehicle or its parts in use, or reusing those vehicles or parts, saves on energy, greenhouse gas (“GHG”) emissions, and water use, and thereby helps to mitigate climate change, by reducing the need to manufacture new vehicle parts. This reuse also reduces waste, and the impact from automobiles degrading and leaching potentially harmful substances into the environment.
Finally, IAA’s digitization of the auction process is another such environmentally responsible solution. IAA has rapidly converted nearly all auctions to virtual auctions with the goal of minimizing, and potentially eliminating, the need for any physical attendance at the auctions. Virtual auctions eliminate the need to transport the vehicle out of storage for display and eliminates the requirement that bidders physically drive to auction sites, both of which result in lowered GHG emissions and save on energy and water use. In addition, during the current COVID-19 pandemic, digitization of the auction process reduces the risk to buyers of traveling to auctions and interacting with other buyers.
Commitment to Social Responsibility
We believe that socially responsible practices, including being a good employer to our employees, being good partners with our customers and being good neighbors within our communities, go hand in hand with generating value for our stockholders.
21

To that end, IAA focuses on the following issues:
Human Capital Management: IAA is committed to promoting the health, wellness, and future of our employees.
•	Recruitment & Retention: IAA’s business depends on having capable people focused on excellence in their respective capacities, whether they service the internal needs of the company, or IAA’s clients;
•
Diversity & Inclusion: IAA participates in programs like Women in Tech, provides training to all employees on issues such as unconscious bias, and places a strong emphasis on diversity in all areas of the company, including those persons serving on its Board of Directors, as demonstrated in the “Board Composition” section of “Proposal No. 1–Election of Directors” in this Proxy Statement; and

•
Employment Practices: IAA is an employer of choice and pays highly competitive salaries, including for entry-level positions as well as executives and other leaders. IAA also provides excellent health and wellness benefits, including health insurance, sick and personal time off, and access to an employee assistance program.

Workplace Safety: IAA is proud of its exemplary record of workplace safety. IAA believes the safety of its employees is imperative to its long-term success. As such, IAA regularly trains its employees in the areas of safety and emergency preparedness. IAA complies with, and in many cases exceeds, all OSHA regulations, as well as all relevant governmental regulatory standards.
Data security & Customer Privacy: IAA takes the security of its customers’ data seriously. For example, IAA collects and retains the minimum amount of information necessary, and then safeguards it with utmost care and state-of-the-art systems. IAA’s employees and customers are protected by IAA’s commitment to this data security.
Our Communities: We encourage everyone in our organization to volunteer their time and donate as they deem appropriate to local, and in some cases national, charitable causes. IAA employees generously give their time to help those charities, and the people those organizations serve. With the current pandemic, we have seen our people do their part in response to COVID-19, by turning old IAA uniforms into face masks to distribute in the community, and by making face shields and donating them to local hospitals to help protect the frontline nurses and doctors caring for impacted patients.
As a corporate organization, IAA has sponsored a number of national charities focused on the health and well-being of those in need. IAA also has a Donation Division focused on turning donated vehicles into cash that funds the operations and missions of hundreds of worthy causes. Lastly, IAA has a dedicated Catastrophe Response Team (the “CAT Team”), which works on behalf of our insurance customers to respond to the needs of communities around the countries as individuals impacted by catastrophes work to put their lives back together from the destruction that they faced. Our efforts aid the first responders and state and local governments by removing damaged vehicles from the recovery areas and storing them at our locations until they are sold.
Commitment to Governance and Transparency: IAA is committed to adhering to a high level of corporate governance and transparency with respect to its environmental, sustainability and corporate social responsibility practices. The Risk Committee of our Board is responsible for overseeing and monitoring our environmental policies and practices, including our assessment of climate-related risks and opportunities associated with our business practices. The Compensation Committee of our Board is responsible for overseeing our human capital management initiatives, including employee retention and engagement, talent development and diversity and inclusion. These committees are expected to provide periodic reports to the Board on these matters. We also have an internal, cross-functional team, led by our Chief Legal Officer, that advises our management, and reports to the Board, on matters related to the Company’s environmental, sustainability and social responsibility initiatives and develops policies and procedures designed to promote the achievement of these initiatives.
IAA strives to meet investor expectations and enhance its reporting to stockholders regarding its corporate social responsibility and sustainability policies and practices. To further these efforts, IAA is committed to incorporating disclosures in a future published sustainability report that aligns with leading reporting frameworks, including relevant Sustainability Accounting Standards Board (SASB) standards. To remain transparent about its ongoing ESG efforts, IAA will be updating its website to include more information about IAA’s environmental, sustainability and corporate social responsibility policies and practices.
22

EXECUTIVE OFFICERS
The following table presents information regarding our current executive officers. The information is current as of the date of this Proxy Statement.
Name	Age	Position
John W. Kett	56	President, Chief Executive Officer and Director
Vance Johnston	51	Executive Vice President and Chief Financial Officer
Tim O’Day	57	President, U.S. Operations
Sidney Peryar	45	Executive Vice President, Chief Legal Officer and Secretary
Maju Abraham	44	Senior Vice President and Chief Information Officer
Information on the business background of John W. Kett is set forth above under “Proposal 1: Election of Directors.”

Vance Johnston has served as Executive Vice President and Chief Financial Officer of IAA since April 2019. Mr. Johnston served as Executive Vice President, Chief Financial Officer and Treasurer of SP Plus Corporation from March 2014 to April 2019. Mr. Johnston also held various positions with Furniture Brands International, Inc. between March 2010 and December 2013, including Chief Financial Officer from May 2012 to December 2013. He was Chief Financial Officer of Furniture Brands International, Inc. when it filed for protection under Chapter 11 of the bankruptcy code on September 9, 2013. Prior to that, he was Chief Financial Officer of Miami Jewish Health Systems from March 2009 to March 2010 and Vice President, Corporate Strategy of Royal Caribbean Cruises, Ltd. from December 2005 to August 2009. He also held various positions in strategy, finance and operations at OfficeMax from 2002 to 2005 and Burger King Corp. from 2001 to 2002. Mr. Johnston holds an MBA from the University of Chicago’s Booth School of Management and a bachelor’s degree in business administration and management from University of San Diego.

Tim O’Day has served as President, U.S. Operations of IAA since June 2019. Mr. O’Day joined IAA in September 2015 as Senior Vice President of Finance, a position he held until June 2019. Prior to joining IAA, Mr. O’Day was Chief Operating Officer and Chief Financial Officer of MedSpeed, a national healthcare transportation and logistics provider, from 2007 to 2015. He was founder and president of Coast to Coast Copiers, a B2B internet technology company, from 2003 to 2006. He also served as President of Braun Events, a regional special event company, from 2000 to 2003, Financial Officer of RentalMax, an equipment rental chain, from 1998 to 2000 and Director of Finance of Vistar Autoglass, a national auto glass company, from 1994 to 1997. Mr. O’Day served in various financial managerial positions at Abbott Laboratories from 1985 to 1994. Mr. O’Day holds a bachelor’s degree in business from Indiana University.

Sidney Peryar has served as Executive Vice President, Chief Legal Officer and Secretary of IAA since June 2019. Mr. Peryar previously served as Senior Vice President, General Counsel and Secretary of IAA from February 2017 to June 2019. Mr. Peryar first joined IAA in April 2001 as Corporate Counsel. In 2002, Mr. Peryar became an executive officer of IAA, serving as Vice-President, Corporate Counsel and Secretary, a position he held until October 2004. From October 2004 through February 2017, Mr. Peryar served as Vice President, General Counsel and Secretary of IAA. Prior to joining IAA, Mr. Peryar served as an attorney at Fairbank & Vincent. Mr. Peryar holds an MBA from Northwestern University’s Kellogg Graduate School of Management, a J.D. from Vanderbilt University School of Law and a bachelor’s degree from Auburn University.

23

Maju Abraham has served as Senior Vice President and Chief Information Officer for IAA since June 2019. Mr. Abraham previously served as Vice President of Business Technology of IAA from September 2014 to June 2019. From December 2010 through September 2014, Mr. Abraham served as Director of Business Technology at IAA and prior to that, held various other technology roles at IAA from July 2005 to December 2010. Mr. Abraham also worked at Accubyte Inc. from August 2002 to July 2005 and Diamond InfoTech from 1996 to 2002. Mr. Abraham holds a bachelor’s degree in economics from Mahatma Gandhi University.

24

DIRECTOR COMPENSATION
Our director compensation program was established at the time of the Spin-Off and was modeled off of the KAR director compensation program. We use a combination of cash and stock based incentive compensation to attract and retain independent, qualified candidates to serve on the Board. The Board makes all director compensation determinations after considering the recommendations of the Nominating Committee. The Nominating Committee intends to review director compensation annually, assisted periodically by an independent compensation consultant (most recently by ClearBridge in July 2019 in connection with the Spin-Off). The current director compensation program for IAA is set forth below.
CASH AND STOCK RETAINERS
Components of Director Compensation Program For 2019 Annual Service	Annual Amount	Form of Payment(1)
Annual Cash Retainer(2)	$85,000	Cash
Annual Stock Retainer(3)	$130,000	Restricted Stock
Chairman of the Board Cash Retainer	$45,000	Cash
Chairman of the Board Stock Retainer	$65,000	Restricted Stock
Audit Committee Chair Fee	$25,000	Cash
Compensation Committee Chair Fee	$20,000	Cash
Nominating Committee and Risk Committee Chair Fee	$10,000	Cash
Audit Committee Membership Fee	$7,500	Cash
(1)	May elect to receive annual cash retainer in shares of our common stock.
(2)	One-fourth of the annual cash retainer is paid at the beginning of each quarter, provided that the director served as a director in such fiscal quarter.
(3)
Pursuant to our Policy on Granting Equity Awards, unless specifically provided otherwise by the Compensation Committee or the Board, annual grants for directors are effective on the date of the annual meeting at which the director was elected or re-elected. One-fourth of the annual restricted stock grant vests quarterly following the date of the grant. The number of shares of our common stock received is based on the value of the shares on the date of the restricted stock grant.

25

DIRECTORS DEFERRED COMPENSATION PLAN
Our Board adopted the IAA, Inc. Directors Deferred Compensation Plan (the “Director Deferred Compensation Plan”) in June 2019. Pursuant to the terms of the Director Deferred Compensation Plan, each non-employee director may elect to defer the receipt of his or her cash director fees into a pre-tax interest-bearing deferred compensation account, which account accrues interest as described in the Director Deferred Compensation Plan. Amounts under the Director Deferred Compensation Plan may also be invested in the same investment choices as are available under our 401(k) plan. Non-employee directors also may choose to receive all or a portion of their annual stock retainer in the form of a deferred share account. The Director Deferred Compensation Plan provides that the amount of cash in a director’s deferred cash account, plus the number of shares of our common stock equal to the number of shares in the director’s deferred share account, will be delivered to a director in installments over a specified period or within 60 days following the date of the director’s departure from the Board, with cash being paid in lieu of any fractional shares.
DIRECTOR STOCK OWNERSHIP AND HOLDING GUIDELINES
The Company’s non-employee directors are subject to the Company’s director stock ownership and holding guidelines. The stock holding guideline requires each non-employee director to hold any shares of the Company’s common stock granted by the Company for at least three years post-vesting while serving as a director, subject to certain exceptions approved by the Nominating Committee.
The Company’s stock ownership guideline requires each non-employee director to own a minimum of five times his or her annual cash retainer amount in shares of Company stock. All non-employee directors are working towards this compliance.
DIRECTOR COMPENSATION PAID IN 2019
The following table provides information regarding the fiscal 2019 compensation paid to our non-employee directors:
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
John P. Larson	$107,500	$185,000	$292,500
Brian Bales	$51,250	$130,000	$181,250
William (Bill) Breslin	$42,500	$130,000	$172,500
Sue Gove	$55,000	$130,000	$185,000
Lynn Jolliffe	$95,000	$130,000	$225,025
Peter H. Kamin	$51,250	$130,000	$181,250
Olaf Kastner	$42,500	$130,000	$172,500
Gail Evans (2020 Board member)	—	—	—
(1)
The amounts for Ms. Jolliffe and Mr. Larson include cash and equity from KAR prior to the Spin-Off because they were members of the KAR board of directors prior to the Spin-Off. The amounts for all other directors represent cash and equity earned or awarded after the Spin-Off.

(2)
The amounts represent the aggregate grant date fair value, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), of shares of restricted stock awarded to each non-employee director as an annual stock retainer. The reported award values have been determined using the assumptions described in Note 5 to the consolidated financial statements included in IAA’s 2019 Annual Report. All non-employee directors except Ms. Jolliffe and Mr. Larson received 2,140 shares of restricted stock as an annual stock retainer in July 2019. Ms. Jolliffe and Mr. Larson did not receive an annual stock retainer from IAA in July 2019 because they had previously been granted an annual stock retainer from KAR prior to the Spin-Off, however Mr. Larson was granted 1,384 shares of restricted stock in July 2019 as his annual Chairman stock retainer. Pursuant to the Director Deferred Compensation Plan, Mr. Larson elected to receive 100% of his annual stock retainer in a deferred share account.

26

Mr. Kett was not entitled to receive any fees or other compensation for serving as a member of our Board in 2019 because he was employed by the Company.
OUTSTANDING DIRECTOR RESTRICTED STOCK AWARDS
The following table sets forth information regarding the number of unvested or deferred shares of our common stock held by each non-employee director as of December 29, 2019:
Name	Unvested Shares(1)	Deferred Phantom Shares(2)
John P. Larson	3,614	11,035
Brian Bales	2,076
William (Bill) Breslin	2,076
Sue Gove	2,076
Lynn Jolliffe	2,230	6,629
Peter H. Kamin	2,076
Olaf Kastner	2,076
Gail Evans(3)	—	—
(1)	This number represents unvested shares of restricted stock and, for those directors who deferred, unvested phantom stock and dividend equivalents.
(2)
This number represents vested phantom stock which are deferred in each director’s account pursuant to the Director Deferred Compensation Plan. These shares will be settled for shares of our common stock on a one-for-one basis.

(3)	Gail Evans joined the Board on February 5, 2020.
27

BENEFICIAL OWNERSHIP OF THE COMPANY’S
COMMON STOCK
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2020 by: (1) each person or entity who owns of record or beneficially owns more than 5% of any class of the Company’s voting securities; (2) each of our directors, director nominees and named executive officers; and (3) all of our current directors, director nominees and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge and subject to applicable community property laws, each stockholder has sole voting and investment power with respect to the shares of our common stock indicated as beneficially owned, unless otherwise indicated in a footnote to the following table. The percentage calculations below are based on 133,941,388 shares of our common stock outstanding as of April 1, 2020.
	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
5% BENEFICIAL OWNERS
The Vanguard Group(3)	12,341,382	9.2%
NAMED EXECUTIVE OFFICERS, DIRECTORS AND DIRECTOR NOMINEES
John W. Kett	86,867	*
Vance Johnston(4)	5,802	*
Tim O’Day	7,360	*
Sidney Peryar	15,665	*
Maju Abraham	2,490	*
John P. Larson(5)	12,419	*
Brian Bales(5)	2,768	*
William Breslin(5)	3,792	*
Gail Evans(5)	1,127	*
Sue Gove(5)	2,768	*
Lynn Jolliffe(5)	6,629	*
Peter Kamin(5)	2,768	*
Olaf Kastner(5)	2,560	*
CURRENT EXECUTIVE OFFICERS, DIRECTORS AND DIRECTOR NOMINEES AS A GROUP (13 persons)	153,015	*
*	Less than one percent
(1)
The number of shares includes shares subject to restricted stock awards, deferred stock units as well as shares subject to restricted stock units (“RSUs”) scheduled to vest within 60 days of April 1, 2020.

(2)
Shares subject to RSUs scheduled to vest within 60 days of April 1, 2020 are considered outstanding for the purpose of determining the percent of the class held by the holder of such award, but not for the purpose of computing the percentage held by others.

(3)
Based solely on information disclosed in a Schedule 13G filed by The Vanguard Group on February 11, 2020. According to this Schedule 13G, The Vanguard Group has sole voting power with respect to 76,658 shares, sole dispositive power with respect to 12,259,047 shares, shared voting power with respect to 23,188 shares and shared dispositive power with respect to 82,335 shares of our common stock. The Schedule 13G also discloses that the Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 59,147 shares of our common stock and Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 40,699 shares of our common stock. VFTC and VIA serve as investment manager of collective trust accounts and investment manager of Australian investment offerings for The Vanguard Group, respectively. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)	Includes 5,802 shares subject to RSUs that are scheduled to vest within 60 days of April 1, 2020.
(5)
Includes shares of common stock subject to restricted stock awards as follows: Mr. Larson (1,384 shares), Mr. Bales (1,384 shares), Mr. Breslin (1,384 shares), Ms. Evans (1,127 shares), Ms. Gove (1,384 shares), Mr. Kamin (1,384 shares) and Mr. Kastner (1,384 shares), and shares of common stock subject to deferred stock units as follows: Mr. Larson (11,035 shares) and Ms. Jolliffe (6,629 shares).

28

PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
GENERAL
We are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).
As described below in this Proxy Statement, our executive compensation program is structured to attract, motivate, and retain highly qualified leaders by rewarding them through a competitive and balanced offering. Our focus is on performance-based components that align our executives with IAA’s success and their direct contributions to that success. We believe that executive compensation should create a direct link between delivering performance and creating shareholder value.
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Board will request your advisory vote on the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.
This proposal on the compensation paid to our named executive officers is advisory only and will not be binding on IAA, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, IAA, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering IAA’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers. In addition, assuming our stockholders vote “1 YEAR” as the preferred frequency option for future advisory votes on executive compensation in Proposal No. 3 below, we expect to hold our next advisory vote to approve the compensation of our named executive officers at our 2021 annual meeting of stockholders.
VOTE STANDARD
Approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote on Proposal No. 2. Abstentions will have the same effect as a vote “AGAINST” Proposal No. 2. Broker non-votes will not be counted in determining the outcome of Proposal No. 2.
✔	The Board recommends that you vote “FOR” the advisory vote to approve the compensation of our named executive officers.
Proxies solicited by the Board will be voted “FOR” the advisory vote to approve the compensation of our named executive officers unless stockholders specify a contrary vote.
29

COMPENSATION DISCUSSION AND ANALYSIS
OVERVIEW
The following discussion and analysis of our compensation program for named executive officers should be read in conjunction with the tables and text elsewhere in this proxy statement that describe the compensation awarded and paid to the named executive officers.
Named Executive Officers
Our named executive officers for the last completed fiscal year were (i) our Chief Executive Officer; (ii) our Chief Financial Officer; and (iii) each of the three other most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year. Our named executive officers are:
Name	Title
John W. Kett	Chief Executive Officer
Vance Johnston	Chief Financial Officer
Tim O’Day	President, U.S. Operations
Sidney Peryar	Executive Vice President and Chief Legal Officer
Maju Abraham	Senior Vice President and Chief Information Officer
This Compensation Discussion and Analysis is organized into five sections:
•	Executive Summary (page 30)

•	Compensation Philosophy and Objectives (page 34)

•	The Role of the Compensation Committee and the Executive Officers in Determining Executive Compensation (page 34)

•	Elements Used to Achieve Compensation Philosophy and Objectives (page 36)

•	Compensation Policies and Other Information (page 44)
EXECUTIVE SUMMARY
On June 28, 2019, we were spun-off from KAR and became a stand-alone public company. As an independent company, we believe we will continue to be a leader in the salvage auction industry, and we believe our enhanced strategic focus and a streamlined operating structure will allow us to maximize long-term value for our stockholders by building on our core strengths.
This is our first proxy statement and our first opportunity to explain our compensation program and philosophy to our stockholders. Our compensation decisions for 2019 need to be understood in the context of the Spin-Off. Prior to the Spin-Off, the compensation decisions for our named executive officers were made by KAR. After the Spin-Off, the compensation decisions for our named executive officers were made by our Compensation Committee, which is comprised solely of independent directors. While we discuss the compensation decisions that were made by KAR prior to the Spin-Off to give context to the compensation received by the named executive officers for 2019, this compensation discussion and analysis is intended to focus on the compensation decisions made by our Compensation Committee following the Spin-Off and our go-forward compensation program and philosophy.
As described in more detail below, upon the Spin-Off, outstanding long-term equity awards originally granted by KAR to our named executive officers and other employees were converted into awards with respect to an equal number of shares of our common stock and KAR’s common stock. For example, if a named executive officer was granted a stock option award covering 1,000 KAR shares before the Spin-Off, this option award was equitably adjusted into a stock option award covering 1,000 KAR shares and 1,000 IAA shares after the Spin-Off (and the option exercise price was also equitably adjusted to maintain the same economic value of the option award before
30

and after the Spin-Off). Similarly, if a named executive officer was granted a restricted stock unit award covering 1,000 KAR shares before the Spin-Off, this restricted stock unit award was equitably adjusted into a restricted stock unit award covering 1,000 KAR shares and 1,000 IAA shares after the Spin-Off. All of these adjusted KAR equity awards held by our named executive officers and other employees will continue to vest subject to the employee’s continued employment with us and achievement of the applicable performance-vesting requirements.
Following the Spin-Off, we also granted new long-term equity awards to our named executive officers and other employees under our new 2019 Omnibus Stock and Incentive Plan (the “2019 Equity Plan”) that was established in connection with the Spin-Off. Grants by us under our 2019 Equity Plan were approved by our Compensation Committee and relate solely to shares of our common stock. These new awards and the adjusted KAR equity awards are both discussed in this compensation discussion and analysis and the accompanying compensation tables and narrative discussions that follow.
Following the Spin-Off, each named executive officer was eligible to earn an annual incentive payment under our Annual Incentive Program that was established under our 2019 Equity Plan. While each named executive officer was originally awarded a 2019 incentive payment opportunity by KAR prior to the Spin-Off, in connection with the Spin-Off, our Compensation Committee established new performance targets for the Company on a stand-alone basis. Performance against these new stand-alone targets established by our Compensation Committee determined the amount of each named executive officer’s annual incentive payment for 2019 that is described below.
We also entered into new employment agreements with each of our named executive officers following the Spin-Off. These new agreements replaced any prior employment agreements that were in place while the executives were employed by KAR. The terms of these new employment agreements were approved by our Compensation Committee and these agreements were intended to retain our leadership team following the Spin-Off.
2019 Financial Highlights (Dollars in Millions)
Net revenue was up 8% to $1,436.8 million.
Operating profit increased 12% to $317.8 million.
31

Achieved net income of $193.2 million, an increase of 5%.
Adjusted EBITDA* rose 7% to $411.7 million. * Adjusted EBITDA is a non-GAAP measure and is defined and reconciled to the most comparable GAAP measure, net income, in Appendix A.
32

Our Executive Compensation Practices are Aligned with Stockholders’ Interests
We adopted a compensation program structured to achieve a close connection between executive pay and Company performance.
WHAT WE DO
✔
Pay for performance: Our annual incentive program is 100% performance-based and our equity incentive program is heavily performance-based. Our first annual long-term equity grants in 2020 consisted of at least 50% PRSUs.

✔	Independent Compensation Committee: All of the members of our Compensation Committee are independent under NYSE rules.
✔	Independent compensation consultant: The Compensation Committee retains its own independent compensation consultant to evaluate and review our executive compensation program and practices.
✔	Maximum payout caps: The Compensation Committee sets maximum amounts that may be payable for annual cash incentive compensation and PRSUs.
✔
Clawback policy for financial misconduct: Our clawback policy provides for the recovery and cancellation of incentive compensation of an executive officer in the event we are required to prepare an accounting restatement due to such executive officer’s intentional misconduct.

✔
Severance benefits for qualifying termination: Severance benefits for termination without a change-in-control are two times base salary and target bonus for the CEO and 1.5 times base salary and target bonus for the CFO, President, U.S. Operations, and CLO, and one times base salary and target bonus for other executive officers. Change in control severance benefits are three times base salary and target bonus for the CEO and 2.5 times base salary and target bonus for the CFO, President, U.S. Operations, and CLO, and 1.5 times base salary and target bonus for other executive officers.

✔
“Double-trigger” vesting provisions in equity award agreements: For all IAA equity grants, accelerated vesting of assumed or replaced equity awards upon a change in control of the Company is only permitted if an executive experiences a qualifying termination of employment in connection with or following such change in control.

✔
Robust equity ownership requirements: We have stock ownership guidelines that are applicable to our executive officers. The stock ownership guideline for our CEO is five times his annual base salary, and the CEO currently holds five times his annual base salary. The stock ownership guideline for our other named executive officers is three times their annual base salary. All executive officers are required to hold 50% of vested shares, net of taxes, until stock ownership guidelines are met.

WHAT WE DON’T DO
✘	Provide excessive perquisites: We provide a limited number of perquisites that are designed to attract and retain highly qualified executives.
✘	Maintain a defined benefit pension plan: We do not maintain a defined benefit pension plan for our executive officers.
✘	Allow hedging or pledging of the Company’s securities: We prohibit hedging, pledging and short sales of Company stock by our directors and executive officers.
✘	Reprice stock options: Stock option exercise prices are set equal to the grant date market price and cannot be repriced or discounted without stockholder approval.
33

COMPENSATION PHILOSOPHY AND OBJECTIVES
Our executive compensation program is structured to attract, motivate, and retain highly qualified leaders by rewarding them through a competitive and balanced offering. Our focus is on performance-based components that deliver results consistent with IAA’s success and ensuring their direct contributions to that success. We believe that executive compensation should be aligned to create a direct link between delivering performance and shareholder value.
The principal objectives of our post Spin-Off executive compensation program are:
•	Be competitive in our compensation package, enabling us to attract and retain leadership and talent not only within our industry but comparing across parallel industries as well.
•	Link executive compensation with the achievement of short-term and long-term company objectives.
•	Align the interests of our executives with our stockholders by tying a significant portion of compensation to the Company’s financial performance.
•	Provide competitive upside opportunity without encouraging excessive risk-taking.
•	Ensure equal pay for equal work to attract and increase gender diversity and underrepresented minority groups in leadership roles.
We utilize the competitive range around the median compensation of companies in the compensation Peer Group as a starting point. Compensation decisions are determined by considering several critical factors, including experience level, tenure, sustained performance measures, and alignment with specific requirements of roles. The Compensation Committee does not rigidly adhere to a peer-based benchmarking strategy in setting compensation amounts for our named executive officers. Instead, the Peer Group compensation information is one of many data points considered by the Compensation Committee in making subjective compensation decisions using its business judgment.
THE ROLE OF THE COMPENSATION COMMITTEE AND THE EXECUTIVE OFFICERS IN DETERMINING EXECUTIVE COMPENSATION
Composition of the Compensation Committee. The Compensation Committee of our Board is comprised of Mses. Jolliffe (Chairman) and Evans and Messrs. Breslin and Kastner.
Role of the Compensation Committee. The Compensation Committee has primary responsibility for all compensation decisions relating to our named executive officers. The Compensation Committee reviews the aggregate level of our executive compensation, as well as the mix of elements used to compensate our named executive officers on an annual basis.
Compensation Committee’s Use of Market and Survey Data. The Compensation Committee understands that most companies consider pay levels at comparably-sized, peer companies when setting named executive officer compensation levels. With assistance from its independent compensation consultant, ClearBridge, the Compensation Committee has developed a meaningful comparator group for the Company as a stand-alone company following the Spin-Off.
In order to confirm competitiveness of compensation, the Compensation Committee uses a combination of (i) survey data from AON and Mercer and (ii) proxy compensation data of a “proxy comparator group” in setting and adjusting compensation levels. In light of the lack of directly comparable companies for IAA business, companies in the proxy comparator group were selected based on (i) a focus on service-oriented industries; (ii) similarly-sized revenue and market capitalization levels; (iii) comparable growth, profitability and/or market valuation profiles; and (iv) companies with which IAA competes for executive talent. Where possible, the Compensation Committee included companies that are in related or similar industries to the Company.
34

Based on the recommendation of ClearBridge, the Compensation Committee selected a proxy comparator group for IAA following the Spin-Off consisting of the following 15 companies. Compensation paid by these comparator group companies were considered by the Compensation Committee in making 2019 compensation decisions: following the Spin-Off.
2019 Proxy Comparator Group for IAA
Allison Transmission Holdings, Inc.	Dorman Products, Inc.	Ritchie Bros. Auctioneers Inc.
Cars.com Inc	Fair Isaac Corporation	Sotheby's
CDK Global, Inc.	Herc Holdings Inc.	Standard Motor Products, Inc.
Copart, Inc.	KAR Auction Services, Inc.	Stericycle, Inc.
CoStar Group, Inc.	MSC Industrial Direct Co., Inc.	Tyler Technologies, Inc.
As described above, the Compensation Committee viewed the proxy comparator group and market data as an important guide, but not as the sole determinant in making its decisions regarding 2019 compensation levels in its business judgment.
Role of the Independent Compensation Consultant. Following the Spin-Off, the Compensation Committee used ClearBridge as its independent compensation consultant in 2019. ClearBridge provided (i) advice to the Compensation Committee with respect to the assessment of the Company’s executive compensation practices; (ii) advice regarding the evaluation of long-term incentive compensation practices; (iii) advice and guidance regarding the design of new long-term equity awards; (iv) advice regarding related compensation matters; (v) advice to the Compensation Committee with respect to annual and long-term incentive plan design; (vi) advice to the Compensation Committee on the terms of the new employment agreements we entered into with the named executive officers; and (vii) guidance on the competitiveness of the executive officers’ elements of compensation. ClearBridge regularly attends Compensation Committee meetings and attends executive sessions as requested by the Chairman of the Compensation Committee. The Compensation Committee has reviewed the independence of ClearBridge in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that the work of ClearBridge for the Compensation Committee does not raise any conflict of interest. All work performed by ClearBridge is and was subject to review and approval of the Compensation Committee, and ClearBridge does not perform services for us, except for executive and director compensation-related services on behalf of, and as instructed by, the Compensation Committee.
Role of the Executive Officers. Mr. Kett regularly participates in meetings of the Compensation Committee at which compensation actions involving our named executive officers are discussed. Mr. Kett assists the Compensation Committee by making recommendations regarding compensation actions for the executive officers other than himself. Mr. Kett recuses himself and does not participate in any portion of any meeting of the Compensation Committee at which his compensation is discussed.
Role of Say On Pay Vote. Because we have only been an independent public company since the Spin-Off, stockholders have yet to have the opportunity to cast a non-binding, advisory vote on the compensation of our NEOs (this vote is commonly referred to as a “say on pay” vote). We will have our first say on pay vote this year.
In this proxy statement, stockholders are being asked to vote on how frequently we should conduct say on pay votes in the future (this vote is commonly referred to as a “say on pay frequency” vote). Our Board believes that going forward our stockholders should have the opportunity to cast a say on pay vote on an annual basis so that our stockholders may annually express their views on our executive compensation program.
The Compensation Committee intends to consider the outcome of stockholders’ votes on our executive compensation program when making future compensation decisions for the named executive officers.
35

ELEMENTS USED TO ACHIEVE COMPENSATION PHILOSOPHY AND OBJECTIVES
Elements of Executive Compensation Program Design
The following table lists the elements of compensation for our executive compensation program. The program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual and long-term incentives. Our incentives are designed to drive overall corporate performance and business unit strategies that correlate to stockholder value and align with our strategic vision.
	Element	Key Characteristics	Why We Pay This Element	How We Determine Amount	2019 Decisions
Fixed	Base salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Reward the named executive officers for their past performance and facilitate the attraction and retention of a skilled and experienced executive management team.	Company performance, individual performance, experience, job scope, tenure, review of competitive pay practices and base salary as a percentage of total compensation.	All named executive officers received a salary increase in 2019 following the Spin-Off to recognize their new roles. See page 36.
Variable	Annual cash incentive awards	Variable compensation component payable in cash based on performance against annually established targets.	Motivate and reward the successful achievement of pre-determined financial objectives at the Company.	Award opportunities are based on individual performance, experience, job scope and review of competitive pay practices. Actual award payouts were based on achievement of 2019 Adjusted EBITDA for IAA.	IAA’s Adjusted EBITDA performance in 2019 resulted in 114.9% of the target award for the named executive officers becoming payable.

Performance- based restricted stock units (PRSUs)

PRSUs were awarded to IAA named executive officers in 2019 by KAR before Spin-Off

At least 50% of 2020 IAA annual long-term incentive award consists of PRSUs
		PRSUs vest at the end of a three-year performance period.	Motivate and reward executives for performance on key long-term measures. Align the interests of executives with our stockholders’ interests and serve to retain executive talent.
Award opportunities are based on individual’s ability to impact future results, job scope, individual performance and review of competitive pay practices.

2019 PRSU awards granted by KAR earned based on 1-year IAA Adjusted EBITDA performance through December 29, 2019, with an additional two year time based vesting.

PRSU awards made up at least 50% of the value of the aggregate long-term incentives granted to the named executive officers in 2020.
The KAR Compensation Committee granted PRSUs to all of the named executive officers in 2019 prior to the Spin-Off, which were converted to PRSUs of KAR and IAA upon the Spin-Off.
Stock Options
Stock options will only have value if the price of our common stock increases following the grant date.

Options vest ratably on each of the first three anniversaries of the grant date subject to the named executive officer’s continued employment with the Company.
			Motivate and reward executives for driving performance that creates shareholder value. Align the interests of executives with our stockholders’ interests and serve to retain executive talent.	Award opportunities are based on individual’s ability to impact future results, job scope, individual performance and review of competitive pay practices.	The IAA Compensation Committee granted stock options to all of the named executive officers in 2019 shortly after the Spin-Off.
	Restricted stock units (RSUs)	RSUs vest ratably on each of the first three anniversaries of the grant date subject to the named executive officer’s continued employment with the Company.	Align the interests of executives with our stockholders’ interests and serve to retain executive talent.	Awards based on individual’s ability to impact future results, job scope, individual performance and review of competitive pay practices.	The KAR Compensation Committee (prior to the Spin-Off) and IAA Compensation Committee (after the Spin-Off) each granted RSUs to all of the named executive officers in 2019.
36

Compensation Structure and Goal Setting
Our executive compensation program is designed to deliver compensation in accordance with corporate performance with a large percentage of compensation at risk through long-term equity awards and annual cash incentive awards. These awards are linked to actual performance, consistent with our belief that a significant amount of executive compensation should be in the form of equity and that a greater percentage of compensation should be tied to performance for executives who bear higher levels of responsibility for our performance. The mix of target direct compensation awarded in 2019 for our CEO and the average of our other named executive officers is shown in the charts below. Approximately 75% of our CEO’s total target compensation, and approximately 67% of the average total target compensation of our other named executive officers, is at-risk, consisting of PRSUs, RSUs, stock options and an annual incentive bonus opportunity.

*
The amounts reported in the “Other Named Executive Officer Average Compensation” chart for Mr. Johnston have been annualized, due to Mr. Johnston’s April 22, 2019 hire date. In addition, Mr. Johnston’s special sign-on awards (cash and equity) have been excluded from this chart.

Base Salary
General. Annual salary levels for our named executive officers are based upon various factors, including the amount and relative percentage of total compensation that is derived from base salary when setting the compensation of our executive officers, Company performance, individual performance, experience, job scope and tenure. In view of the wide variety of factors considered by the Compensation Committee in connection with determining the base salary of each of our named executive officers, the Compensation Committee has not attempted to rank or otherwise assign relative weights to the factors that it considers. A description of how these factors were applied in 2019 is described below.
Base Salaries for 2019. Each named executive officer, other than Mr. Johnston, was employed by KAR during 2018 and had a base salary level at the start of 2019 that was determined by KAR. In connection with the Spin-Off, our Compensation Committee reviewed each named executive officer’s base salary level in light of each executive’s role as a member of the senior leadership team of an independent stand-alone public company. The Compensation Committee’s review considered the factors described above as well as the base salaries paid by the proxy comparator group companies to similarly situated executives as well as survey data. Each named executive officer except Mr. Johnston received a meaningful salary increase as a result of the new role the executive was assuming following the Spin-Off and our becoming an independent public company. Mr. Johnston was hired to become our Chief Financial Officer in April 2019 in anticipation of the Spin-Off. Mr. Johnston’s base salary was set as part of his initial compensation package and already took into account him serving as the Chief Financial Officer of an independent public company. As a result, Mr. Johnston’s base salary was not increased in connection with the Spin-Off. The charts below describe the named executive officer base salaries in effect for 2019.
37

The following base salaries were in effect January 13, 2019 prior to the Spin-Off as determined by KAR:
Name	Base Salary	Increase %	Effective Date
John Kett	$526,339	—	January 13, 2019
Tim O’Day	$341,775	—	July 1, 2018
Sidney Peryar	$267,803	—	July 1, 2018
Maju Abraham	$251,129	—	July 29, 2018
The following base salaries were in effect June 30, 2019 immediately following the Spin-Off:
Name	Base Salary	Increase %	Effective Date
John Kett	$700,000	33%	June 30, 2019
Vance Johnston	$520,000	N/A	April 22, 2019
Tim O’Day	$500,000	46%	June 30, 2019
Sidney Peryar	$400,000	49%	June 30, 2019
Maju Abraham	$300,000	19%	June 30, 2019
Base Salaries for 2020. In late 2019, the Compensation Committee reviewed the base salaries of each of our named executive officers for 2019. After considering multiple factors as noted above, the Compensation Committee approved the following base salaries for 2020:
Name	Base Salary	Increase %	Effective Date
John Kett	$735,000	5%	January 1, 2020
Vance Johnston	$530,000	2%	January 1, 2020
Tim O’Day	$520,000	4%	January 1, 2020
Sidney Peryar	$420,000	5%	January 1, 2020
Maju Abraham	$315,000	5%	January 1, 2020
Annual Cash Incentive Program
General. Named executive officers with greater job responsibilities have a significant proportion of their annual cash compensation tied to Company performance through their annual incentive opportunity.
The IAA, Inc. Annual Incentive Program. In connection with the Spin-Off, we established the IAA, Inc. Annual Incentive Program (the “Annual Incentive Program”) under the 2019 Equity Plan. Following the Spin-Off, each named executive officer’s annual cash incentive opportunity for 2019 became payable under the terms of our Annual Incentive Program. The incentive opportunity under our Annual Incentive Program replaced the 2019 annual incentive opportunity originally awarded by KAR, as our Compensation Committee believed that it was important to tie each named executive officer’s incentive payment to IAA’s performance for the year.
Use of 2019 Adjusted EBITDA
Following the Spin-Off, the Compensation Committee determined to use “Adjusted EBITDA” as the relevant performance metric for determining awards under the Annual Incentive Program. The Compensation Committee selected an EBITDA-based performance metric because the Committee believes that our EBITDA performance is an important driver of stockholder value as we transition to being an independent public company.
“Adjusted EBITDA” is equal to EBITDA (earnings before interest expense, income taxes, depreciation and amortization) and excludes non-recurring items including but not limited to:
•	one time transaction costs, including cost related to the Spin-Off;
•	severance, restructuring and other retention expenses;
•	the net loss or gains associated with certain M&A, financing, and other transactions;
•	gains and losses related to foreign currency;
•	unbudgeted Spin-Off costs;
•	significant unbudgeted litigation costs;
•	significant unbudgeted catastrophe losses; and
38

•	any other non-recurring expenses & other significant unbudgeted items.
2019 Target Bonus Opportunities
Each named executive officer’s threshold, target and maximum bonus opportunities under the Annual Incentive Program were approved by our Compensation Committee. Like base salary levels, in connection with the Spin-Off, our Compensation Committee reviewed each named executive officer’s annual incentive opportunity in light of each executive’s role as a member of the senior leadership team of an independent stand-alone public company. The Compensation Committee’s review considered the same factors described above in the base salary discussion as well as the annual incentive opportunities provided by the proxy comparator group companies to similarly situated executives and/or survey data. The incentive opportunities for all of the named executive officers except Mr. Johnston (who was hired in anticipation of the Spin-Off) increased as a result of the base salary increases described above, and certain named executive officers also received an increase in their target bonus opportunities as a percentage of base salary in order to align the senior leadership team to our pay for performance philosophy, as described below.
Each named executive officer’s 2019 annual bonus opportunity is illustrated as follows:
		Bonus Opportunity
Name	Base Salary	Threshold % of Base Salary	Target % of Base Salary	Superior % of Base Salary
John Kett(1)	$613,170	50	100	150
Vance Johnston(2)	$520,000	37.5	75	112.5
Tim O’Day(3)	$420,887	34	67.5	102
Sidney Peryar(3)	$333,901	27.5	55	82.5
Maju Abraham(3)	$275,565	25	50	75
(1)	Mr. Kett’s base salary was increased in June 2019 from $526,339 to $700,000. The figures shown in the table reflect the prorated, blended amounts applied to his award.
(2)	Mr. Johnston’s award was a full year award, based on his initial compensation package negotiated at the time he was hired.
(3)
The base salary and target annual incentive opportunities for Messrs. O’Day, Peryar, and Abraham were increased in June 2019 by the Compensation Committee in connection with the Spin-Off. Mr. O’Day’s base salary was increased from $341,775 to $500,000, and his target bonus percentage was increased from 60% of base salary to 75% of base salary. Mr. Peryar’s base salary was increased from $267,803 to $400,000, and his target bonus percentage was increased from 50% of base salary to 60% of base salary. Mr. Abraham’s base salary was increased from $251,129 to $300,000, and his target bonus percentage was increased from 40% of base salary to 60% of base salary. These figures shown in the table reflect the prorated, blended amounts applied to each executive’s bonus opportunity.

Performance Targets for the Annual Incentive Program
In setting the IAA Adjusted EBITDA targets under the Annual Incentive Program following the Spin-Off, the Compensation Committee reviewed the Company’s business plan approved by the Board and determined the level of performance required to receive threshold, target and superior annual incentive payouts. The Compensation Committee established the performance objectives in amounts which it believed would increase stockholder value and be achievable given a sustained performance on the part of the named executive officers and which would require increasingly greater results to achieve the target and superior objectives. The Compensation Committee may decrease the potential payouts at each performance target if, in the discretion of the Compensation Committee, the circumstances warrant such an adjustment.
39

2019 Performance Targets. The chart which follows provides the 2019 Adjusted EBITDA performance targets established by the Compensation Committee for 2019 following the Spin-Off, as well as the actual level of performance achieved (dollars in millions):
	Threshold	Target	Superior	Achieved Results(1)	Percentage of Target Award Earned (Adjusted EBITDA)
IAA	$390.6	$408.70	$449.6	$420.90	114.9%
(1)
IAA’s reported Adjusted EBITDA for the year ended December 29, 2019 was approximately $411.7 million, but for Annual Incentive Program purposes the achieved results were higher due to the application of the adjustments described above.

2019 Annual Incentive Program Payouts. Under the Annual Incentive Program, threshold performance objectives must be met in order for any payout to occur. Payouts can range from 50% of target awards for performance at threshold up to a maximum of 150% of target awards for superior performance or no payout if performance is below threshold. The table below shows the annual incentive opportunities for our named executive officers for 2019. Because IAA achieved at least the threshold level of performance in 2019, each of our named executive officers was eligible to receive an award under the Annual Incentive Program in 2019, which amounts are set forth in the “Summary Compensation Table for 2019” on page 48. Based on the Company’s performance during 2019, our named executive officers earned the percentages and corresponding payout amounts of their target annual incentive awards as set forth below based on the following formula:
Target Annual Incentive Award x Percentage of Target Award Earned = 2019 Payout
Name	Target Annual Incentive Award	Percentage of Target Award Earned (Adjusted EBITDA)	AIP Achievement	2019 Payout
John Kett(1)	$613,170	103%	114.9%	$704,655
Vance Johnston	$390,000	103%	114.9%	$448,188
Tim O’Day(1)	$290,033	103%	114.9%	$333,305
Sidney Peryar(1)	$186,950	103%	114.9%	$214,844
Maju Abraham(1)	$140,230	103%	114.9%	$161,148
(1)
Mr. Kett, O’Day, Peryar, and Abraham’s target annual incentive award reflects the prorated, blended adjustments to each executive’s base salary and target annual incentive opportunity as discussed above.

Long-Term Incentive Opportunities
The Company provides long-term incentive compensation opportunities in the form of stock options, PRSUs and RSUs, each as described below.
Treatment of Historical KAR Awards in Spin-Off. At the time of the Spin-Off, all of our named executive officers held outstanding long-term equity awards that were originally granted by KAR. Upon the Spin-Off, outstanding long-term equity awards originally granted by KAR to our named executive officers and other employees were converted into awards with respect to an equal number of shares of our common stock and KAR’s common stock. For example, if a named executive officer was granted a stock option award covering 1,000 KAR shares before the Spin-Off, this option award was equitably adjusted into a stock option award covering 1,000 KAR shares and 1,000 IAA shares after the Spin-Off (and the option exercise price was also equitably adjusted to maintain the same economic value of the option award before and after the Spin-Off). Similarly, if a named executive officer was granted a restricted stock unit award covering 1,000 KAR shares before the Spin-Off, this restricted stock unit award was equitably adjusted into a restricted stock unit award covering 1,000 KAR shares and 1,000 IAA shares after the Spin-Off.
40

This section describes both the treatment of the adjusted KAR awards as well as the new long-term equity awards that we granted to our named executive officers under our 2019 Equity Plan following the Spin-Off. All grants by us under our 2019 Equity Plan were approved by our Compensation Committee and relate solely to shares of our common stock.
2019 Long-Term Incentive Awards. On February 22, 2019, the KAR Compensation Committee granted our named executive officers (other than Mr. Johnston) PRSUs and RSUs under its long-term incentive program.
The aggregate target award value for Mr. Kett was allocated such that 75% of the value was in the form of PRSUs and 25% was in the form of RSUs. For the other named executive officers receiving an award in February, the aggregate target award value was allocated such that 50% of the value was in the form of PRSUs and 50% of the value was in the form of RSUs. Mr. Johnston was granted an annual equity incentive award by KAR in May 2019 shortly after he was hired. Like our other named executive officers other than Mr. Kett, the aggregate target award value for Mr. Johnston’s annual equity award was allocated such that 50% of the value was in the form of PRSUs and 50% of the value was in the form of RSUs. In addition to his annual equity award, KAR also granted Mr. Johnston a special sign-on award of RSUs described below to offset the loss of compensation from his prior employer that he forfeited when he joined the company.
Following the Spin-Off, we made an initial long-term incentive award to each named executive officer under our 2019 Equity Plan. As with base salaries and annual incentive opportunities, in connection with the Spin-Off, our Compensation Committee reviewed each named executive officer’s long-term equity incentive opportunity in light of each executive’s role as a member of the senior leadership team of an independent stand-alone public company. The Compensation Committee’s review considered the same factors described above in the base salary discussion as well as the long-term incentive opportunities provided by the proxy comparator group companies to similarly situated executives and/or survey data. The Compensation Committee also believed it was important for the named executive officers to have a meaningful initial equity interest in IAA in order to align their interests with IAA’s stockholders and incentivize long-term performance, as 50% of the value of the 2019 awards granted by KAR remained tied to the value of a share of KAR common stock and not IAA’s common stock.
The initial IAA awards were made to make appropriate increases to each named executive officer’s 2019 long-term incentive opportunity and consisted of stock options and RSUs. The target award value for the initial IAA award was based on the new post Spin-Off annual long-term incentive opportunity for each executive, as well as in recognition for completing the Spin-Off, while also taking into account the value of the long-term incentive award already granted in 2019 by KAR.
The aggregate target award value for each named executive officer was allocated such that 80% of the value was in the form of stock options and 20% was in the form of RSUs. The Compensation Committee determined to more heavily weight the long-term incentive awards in stock options because it wanted to align our named executive officers with long-term shareholder value creation from the time of the Spin-Off.
The following table below shows the equity awards that were granted to the named executive officers during 2019, and includes both the awards granted by KAR prior to the Spin-Off and awards granted by IAA after the Spin-Off. The award values shown below include the full grant date value for each award at the time it was granted (even though for the adjusted KAR awards, a portion of the grant date value is tied to KAR common shares as a result of the Spin-Off adjustments described above).
2019 Long-Term Incentive Awards (Includes Pre and Post Spin-Off Awards)
Name	Options	Value of Options at Grant	Target PRSUs	Value of Target PRSUs at Grant	RSUs	Value of RSUs at Grant
John Kett	41,914	$576,737	20,972	$493,576	10,062	$308,754
Vance Johnston(1)	7,557	$103,984	9,374	$260,082	35,154	$986,103
Tim O’Day	33,811	$465,239	2,906	$68,393	5,383	$184,738
Sidney Peryar	20,917	$287,818	1,708	$41,098	3,240	$113,056
Maju Abraham	15,979	$219,871	1,068	$25,135	2,238	$80,090
41

(1)
Mr. Johnston received an equity award valued at $700,000 as a special sign-on award to make up for compensation from his previous employer that was forfeited when he joined the Company in the form of RSUs. These RSUs awarded by KAR are included in the table above

2019 Performance-Based RSU Awards
The PRSUs granted by KAR to the named executive officers in 2019 originally had a three-year performance period. However, in connection with the Spin-Off, KAR determined that it would be difficult to set three-year performance goals shortly after the Spin-Off and that the performance vesting requirements for the IAA portion of the 2019 PRSUs would instead be measured over a one-year period using a performance metric and targets established by our Compensation Committee after the Spin-Off.
The Compensation Committee determined to use Adjusted EBITDA targets to measure performance for the 2019 PRSUs. Adjusted EBITDA for these purposes is defined substantially the same as described above in the context of the Annual Incentive Program. Although Adjusted EBITDA is also used as the performance metric under the Annual Incentive Program for 2019, the Compensation Committee views this as a one-year approach related to how late in the year the Spin-Off occurred and the adjusted one-year performance period for the 2019 PRSUs. As described below, PRSUs granted to the named executive officers as part of our 2020 annual long-term grants use a different performance metric than Adjusted EBITDA and have a three-year performance period.
The amount of the target PRSUs eligible to become vested will be: 0% for below threshold performance, 50% for threshold performance, 100% for target performance and up to 200% for achieving the maximum performance level or higher. Linear interpolation will be used to calculate the percentage of PRSUs eligible to become vested if performance falls between the levels described below.
The 2019 Adjusted EBITDA targets determined by the Compensation Committee are included in the table below.
Adjusted EBITDA (dollars in millions) During the Measurement Period	Number of PRSUs Vesting
Below Threshold:
Below $378.05	0% of Target
Threshold:
$378.05	50% of Target
Target:
$408.70	100% of Target
Maximum:
Greater than or equal to $490.44	200% of Target
The Company achieved Adjusted EBITDA (dollars in millions) of $420.9 versus a target of $408.7 for the one-year performance period ended December 29, 2019. As such, on February 4, 2020, based on the Adjusted EBITDA level achieved, 114.9% of the IAA portion of the 2019 PRSUs became eligible to become vested based on performance above the target level but below the maximum level. This performance resulted in the following number of PRSUs eligible to become vested:
Name	Number of PRSUs Vesting for Performance	2019 PRSU Payout Subject to Time- Vesting(1)
John Kett	12,199	$586,162
Vance Johnston	5,416	$260,239
Tim O’Day	1,690	$81,205
Sidney Peryar	993	$47,714
Maju Abraham	621	$29,839
(1)	Based on a share price of $48.05, the February 5, 2020 market close price. These numbers reflect only the IAA portion of the 2019 PRSUs.
42

The 2019 PRSUs that were earned at the end of fiscal 2019 based on our 2019 performance remain subject to time-based vesting and require continued employment through the end of our 2021 calendar year in order for any executive to receive a payment in respect of these awards.
2019 Time-Based RSU Awards
The RSUs granted to the named executive officers in 2019 by KAR prior to the Spin-Off that were assumed by us, and the RSUs granted to the named executive officers by us following the Spin-Off, will each vest and convert into shares of common stock of IAA in substantially equal installments on each of the first three anniversaries of the grant date, subject to the named executive officer’s continued employment with the Company through each such anniversary.
2019 Stock Option Awards
Like the RSUs, the stock options granted to the named executive officers by us following the Spin-Off will vest in substantially equal installments on each of the first three anniversaries of the grant date, subject to the named executive officer’s continued employment with the Company through each such anniversary.
Prior Year KAR Performance-Based Awards
In connection with the Spin-Off, outstanding KAR PRSUs granted to the named executive officers in 2018 and 2017 that were assumed by IAA were converted into time-based awards. As a result of adjustments approved by KAR, the target number of these PRSUs remain eligible to become vested subject to the named executive officer’s continued employment with the Company through the end of the original performance period.
Looking Forward 2020 and Beyond
Our first annual long-term equity awards as an independent public company were approved by our Compensation Committee in February 2020. The aggregate target award value for the named executive officers was allocated such that at least 50% of the value was in the form of PRSUs and the remaining portion was in the form of RSUs. The PRSUs have a three-year performance period and will become vested based on the Company’s achievement of return on invested capital targets approved by the Compensation Committee. By using return on invested capital targets, the 2020 PRSUs will have a different performance metric than the performance metric used under our 2020 annual incentive plan (which is Adjusted EBITDA). In addition to his annual long-term equity award, we also granted Mr. Kett a special one-time PRSU award that is designed to motivate him to grow our market share and profit margins over a three-year performance period. The Compensation Committee believes our 2020 long-term equity grants are appropriately structured to align our named executive officers’ interests with stockholders and to incentivize our named executive officers to achieve our long-term objectives and continue our growth as an independent public company.
Retirement, Health and Welfare Benefits
We offer a variety of health and welfare and retirement programs to all eligible employees, including our named executive officers. As with all Company employees, our named executive officers are eligible to receive 401(k) employer matching contributions equal to 100% of the first 4% of compensation contributed by the named executive officer. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, dental, vision, pharmacy, life, disability and accidental death and disability insurance. We also provide travel insurance to all employees who travel for business purposes.
We also provide certain enhanced retirement vesting of equity-incentive awards as described in “Potential Payments Upon Termination of Change in Control—Potential Payments Upon Termination of Change of Control Table”.
Perquisites
The Company provides the named executive officers a limited number of perquisites that the Compensation Committee believes are reasonable and consistent with the objective of attracting and retaining highly qualified executive officers. The perquisites which are currently available to certain of our named executive officers include
43

an automobile allowance or use of a Company-owned automobile, an allowance for executive physicals, Company-paid group term life insurance premiums and relocation benefits under the Company’s mobility program. Please see footnote 5 to the “Summary Compensation Table for 2019” on page 48 for more information regarding perquisites.
COMPENSATION POLICIES AND OTHER INFORMATION
Employment Agreements
Following the Spin-Off, we entered into new employment agreements with each of our named executive officers. These new agreements replaced any prior employment agreements that were in place while the executives were employed by KAR. The terms of these new employment agreements were approved by our Compensation Committee and were intended to retain our leadership team following the Spin-Off. Severance benefits upon a qualifying termination not in connection with a change in control under the employment agreements are two times base salary and target bonus for Mr. Kett and 1.5 times base salary and target bonus for all other named executive officers other than Mr. Abraham, whose severance benefits equal one times base salary and target bonus. Severance benefits upon a qualifying termination in connection with a change in control are three times base salary and target bonus for Mr. Kett and 2.5 times base salary and target bonus for the other named executive officers other than Mr. Abraham, whose change in control severance benefits equal 1.5 times base salary and target bonus. No named executive officer is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and, depending on what results in the best after-tax benefit for the executive, benefits may be “cut back” instead in such circumstances.
A description of these agreements can be found in the section titled “Potential Payments Upon Termination or Change in Control—Employment Agreements with Named Executive Officers.”
Tax and Accounting Considerations
Section 162(m). Section 162(m) of the Code generally prohibits a publicly-held company from deducting compensation paid to a current or former NEO that exceeds $1.0 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by an independent compensation committee under a plan approved by stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1.0 million deductibility limit.
As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of IAA and our stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible as a result of the limitations under Section 162(m).
Accounting for Stock-Based Compensation. We account for stock-based compensation in accordance with the requirements of ASC 718.
Clawback Policy for Financial Restatements. The Company’s clawback policy provides for the recovery of incentive compensation in the event the Company is required to prepare an accounting restatement due to any current or former executive officer’s intentional misconduct. In such an event, the executive officer would be required to repay to the Company the excess amount of incentive compensation received under the inaccurate financial statement. The Company intends to revise this policy as needed to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act when such requirements become effective.
Insider Trading Policy
Our insider trading policy expressly prohibits:
•	ownership of margin securities;
•	trading in options, warrants, puts and calls or similar instruments on the Company’s securities; and
44

•	selling the Company’s securities “short.”
We also prohibit officers, directors and employees from:
•	pledging the Company’s securities as collateral for loans; and
•	purchasing or selling the Company’s securities while in possession of material, non-public information, or otherwise using such information for their personal benefit.
Our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Exchange Act so that they can prudently diversify their asset portfolios and exercise their stock options before their scheduled expiration dates.
Anti-Hedging Policy
In addition to the Company’s existing anti-pledging of Company stock policy, the Company adopted a formal anti-hedging of Company stock policy, which prohibits our officers and directors from engaging in certain forms of hedging or monetization transactions with respect to the Company’s stock, such as prepaid variable forward contracts, equity swaps, collars and exchange funds.
Stock Ownership Guidelines and Stock Holding Requirement
The Compensation Committee adopted the following stock ownership guidelines which are applicable to our named executive officers:
Title	Stock Ownership Guideline
CEO	5 times annual base salary
Other Named Executive Officers	3 times annual base salary
The named executive officers must hold 50% of the vested shares, net of taxes, of Company stock received under awards granted on or after January 1, 2019 and the ownership guideline must be met within five years. Mr. Kett owns shares in excess of the stock ownership guidelines and the other named executive officers currently are working towards compliance.
45

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed the Compensation Discussion and Analysis for executive compensation for 2019 and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2019 Annual Report on Form 10-K. This report is submitted by Lynn Jolliffe, William (Bill) Breslin, Olaf Kastner, and Gail Evans.
Compensation Committee

Lynn Jolliffe (Chair)
William (Bill) Breslin
Olaf Kastner
Gail Evans
COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION
During fiscal year 2019, Ms. Jolliffe and Messrs. Breslin and Kastner served as members of the Compensation Committee. Ms. Evans was appointed to the Compensation Committee in February 2020. None of our executive officers serve, or in fiscal year 2019 has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. None of the individuals serving as members of the Compensation Committee during fiscal year 2019 are now or were previously an officer or employee of the Company or its subsidiaries.
46

ANALYSIS OF RISK IN THE COMPANY’S
COMPENSATION STRUCTURE
The Compensation Committee considers the potential risks in our business when designing and administering the Company’s pay program, and the Compensation Committee believes its balanced approach to performance measurement and pay delivery works to avoid misaligned incentives for individuals to undertake excessive or inappropriate risk. Further, program administration is subject to considerable internal controls, and when determining the principal outcomes—performance assessments and pay decisions—the Compensation Committee relies on principles of sound governance and good business judgment. In addition, annual incentive awards and long-term incentive awards granted to executives are tied to corporate performance goals. These metrics encourage performance that supports the business as a whole. The executive, as well as all employee annual incentive awards for 2019, include a maximum payout opportunity equal to 150% of target for annual incentive awards and long-term PRSUs with a maximum payout of 200% of target. Other compensation structures below the exeutive level are tied to similar objectives and have similar design elements.
Our executives are also expected to meet share ownership guidelines in order to align the executives’ interests with those of our stockholders. Also, the Company’s clawback policy permits the Company to recover incentive compensation paid to an executive officer if the compensation resulted from any financial result or metric impacted by the executive officer’s intentional misconduct. This policy helps to discourage inappropriate risks, as executives will be held accountable for misconduct which is harmful to the Company’s financial and reputational health.
The Compensation Committee has concluded that the Company’s compensation programs (i) do not include elements that have the potential to encourage excessive risk-taking; or (ii) have implemented features, steps and controls that are designed to limit risks of our compensation arrangements. The Compensation Committee has concluded that the Company has a balanced pay and performance program that does not encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.
47

SUMMARY COMPENSATION TABLE FOR 2019
The table below contains information concerning the compensation of (i) our chief executive officer; (ii) our chief financial officer; and (iii) each of the three other most highly compensated executive officers who were serving as our executive officers as of December 29, 2019. This table includes both compensation from KAR prior to the Spin-Off and compensation from IAA after the Spin-Off.
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(1)(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
John Kett	2019	$613,170		$802,330	$576,737	$704,655	$37,290	$2,734,182
Chief Executive Officer	2018	$501,275		$626,593		$619,172	$32,870	$1,779,910
Vance Johnston	2019	$360,000	$100,000	$1,246,185	$103,984	$448,188	$24,936	$2,283,293
Chief Financial Officer
Tim O’Day	2019	$420,887		$253,131	$465,239	$333,305	$32,771	$1,505,333
President, U.S. Operations	2018	$333,638		$130,296		$234,374	$32,186	$730,494
Sidney Peryar	2019	$333,901		$154,154	$287,818	$214,844	$26,720	$1,017,437
Executive Vice President,	2018	$262,654		$77,270		$153,757	$26,377	$520,058
Chief Legal Officer
& Secretary
Maju Abraham	2019	$275,565		$105,225	$219,871	$161,148	$27,402	$789,211
Senior Vice President,	2018	$230,798		$42,746		$114,744	$24,671	$412,959
and Chief Information Officer
(1)
For Mr. Johnston, the bonus ($100,000) and additional Stock Awards ($700,000 grant date value) were attributable to a special sign-on award, granted to make up for compensation that was forfeited from his previous employer upon joining the Company.

(2)
The amounts reported in this column for 2019 represent the grant date fair value of PRSUs and RSUs granted on February 22, 2019, May 10, 2019 and July 29, 2019, computed in accordance with ASC 718. The reported award values have been determined using the assumptions described in Note 5 to the consolidated financial statements included in IAA’s 2019 Annual Report. For 2019 PRSUs, the amounts reported are based on the probable outcome of the performance conditions as determined on the grant date. If we achieved the highest level of performance under the 2019 PRSUs, the grant date fair value of the PRSUs would be as follows: Mr. Kett ($987,152); Mr. Johnston ($520,164); Mr. O’Day ($136,785); Mr. Peryar ($80,395); and Mr. Abraham ($50,721).

(3)
The amounts reported in this column for 2019 represent the grant date fair value of stock options granted on July 29, 2019, computed in accordance with ASC 718. The reported award values have been determined using the assumptions described in Note 5 to the consolidated financial statements included in IAA’s 2019 Annual Report.

(4)	The amount reported is equal to the amount paid to the named executive officer under the Annual Incentive Program, which is governed by the Omnibus Plan.
(5)	The amounts reported for 2019 consist of the following:
•	Automobile allowance: Mr. Kett, O’Day, and Peryar – $18,000; Mr. Johnston – $12,462; Mr. Abraham – $15,600;
•	401(k) matching contributions: Mr. Kett, O’Day, Johnston and Abraham – $11,200; Mr. Peryar – $7,608;
•	Company-paid group term life insurance premiums: Mr. Kett – $3,870; Mr. Johnston – $1,274; Mr. O’Day –$3,571; Mr. Peryar – $1,112; and Mr. Abraham – $602; and
•	Executive physical: Mr. Kett – $3,500.
48

GRANTS OF PLAN-BASED AWARDS FOR 2019
The following table summarizes the payouts which our named executive officers could or may have received upon the achievement of certain performance objectives under the Annual Incentive Program and the grants of PRSUs, stock options and RSUs made to our named executive officers during 2019. This table includes both awards from KAR prior to the Spin-Off and awards from IAA after the Spin-Off. Awards granted by IAA were made under our 2019 Equity Plan.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name (a)	Grant Date (b)	Threshold ($)(c)(1)	Target ($)(d)(1)	Maximum ($)(e)(1)	Threshold (#)(f)(2)	Target (#)(g)(2)	Maximum (#)(h)(2)	Number of Securities Underlying RSU (#)(3)(i)	Number of Options	Exercise Price	Grant Date Fair Value of Stock and Option Awards ($)(4)(j)
John Kett	—	306,585	613,170	919,755
	2/22/2019				10,486	20,972	41,944				493,576
	2/22/2019							6,992			164,556
	7/29/2019							3,070			144,198
	7/29/2019								41,914	$46.97	576,737
Vance Johnston	—	229,427	390,000	688,281
	5/10/2019				4,687	9,374	18,748				260,082
	5/10/2019							9,374			260,082
	5/10/2019							25,236			700,000
	7/29/2019							544			26,021
	7/29/2019								7,557	$46.97	103,984
Tim O’Day	—	142,050	290,033	426,149
	2/22/2019				1,453	2,906	5,812				68,393
	2/22/2019							2,906			68,393
	7/29/2019							2,477			116,345
	7/29/2019								33,811	$46.97	465,239
Sidney Peryar	—	93,475	186,950	280,425
	2/22/2019				854	1,708	3,416				41,098
	2/22/2019							1,708			41,098
	7/29/2019							1,532			71,958
	7/29/2019								20,917	$46.97	287,818
Maju Abraham	—	70,115	140,230	210,345
	2/22/2019				534	1,068	2,136				25,135
	2/22/2019							1,068			25,135
	7/29/2019							1,170			54,955
	7/29/2019								15,979	$46.97	219,871
(1)
Columns (c), (d) and (e) include the potential awards for performance at the threshold, target and maximum (“superior”) levels, respectively, under the Annual Incentive Program. See “Compensation Discussion and Analysis—Elements Used to Achieve Compensation Philosophy and Objectives—Annual Cash Incentive Program” for further information on the terms of the Annual Incentive Program.

(2)	Columns (f), (g) and (h) include the payout ranges for the PRSUs granted in 2019, which are 50% for threshold, 100% for target, and 200% for maximum. The actual payout achieved was 114.9% of target.
(3)
Column (i) includes the number of RSUs granted in 2019. These awards vest ratably on each of the first three anniversaries of the grant date subject to the executive’s continued employment with the Company through each such anniversary.

(4)
The amounts reported in this column represent the grant date fair value of awards granted on February 22, 2019, May 10, 2019 and July 29, 2019, computed in accordance with ASC 718 (for PRSUs, grant date fair market value is based on the probable outcome of the performance conditions on the grant date ).

Additional information concerning our cash and equity incentive awards and plans may be found in the sections titled “Compensation Discussion and Analysis—Elements Used to Achieve Compensation Philosophy and Objectives—Annual Cash Incentive Program” and “Long-Term Incentive Opportunities,” respectively.
49

OUTSTANDING EQUITY AWARDS
AT FISCAL YEAR-END 2019
The following table presents information regarding the outstanding equity awards held by our named executive officers on December 29, 2019. This table includes both awards originally granted by KAR prior to the Spin-Off and awards granted by IAA after the Spin-Off. However, this table only includes awards with respect to shares of IAA common stock, and does not present the portion of any awards that was converted in the Spin-Off to cover shares of KAR common stock.
	Option Awards			Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
John Kett	—	—	—
				1,091(1)	50,601(1)
				10,499(2)	486,944(2)
				1,930(3)	89,513(3)
				9,025(4)	418,580(4)
				3,496(5)	162,144(5)
						12,199(6)	565,790(6)
	41,914(8)	46.97	7/29/2029	3,070(7)	144,474(7)
Vance Johnston	—	—	—
				17,406(5)	807,282(5)
				4,687(5)	217,383(5)
						5,384(6)	249,756(6)
	7,557(8)	46.97	7/29/2029	544(7)	25,695(7)
Tim O’Day	—	—	—
				484(1)	22,448(1)
				1,454(2)	67,437(2)
				832(3)	38,603(3)
				1,251(4)	58,021(4)
				1,471(5)	68,236(5)
						1,690(6)	78,382(6)
	33,811(8)	46.97	7/29/2029	2,477(7)	114,883(7)
Sidney Peryar	—	—	—
				292(1)	13,525(1)
				880(2)	40,814(2)
				494(3)	22,918(3)
				741(4)	34,368(4)
				865(5)	40,106(5)
						993(6)	46,055(6)
	20,917(8)	46.97	7/29/2029	1,532(7)	71,054(7)
Maju Abraham	—	—	—
				154(1)	7,138(1)
				464(2)	21,520(2)
				272(3)	12,633(3)
				410(4)	19,016(4)
				541(5)	25,078(5)
						621(6)	28,802(6)
	15,979(8)	46.97	7/29/2029	1,170(7)	54,265(7)
50

(1)
The total amounts and values in columns (g) and (h) equal the total number of RSUs granted on February 24, 2017 that vest ratably on each of the first three anniversaries of the grant date during the named executive officer’s continued employment with the Company through each such anniversary, multiplied by the market price of Company common stock at the close of the last trading day in 2019, which was $46.38 per share.

(2)
The total amounts and values in columns (g) and (h) equal the total number of PRSUs granted on February 24, 2017 that have met the performance measurement and now have time restricted vesting criteria for the remainder of the original three-year performance period. The performance period for these PRSUs was completed as of the end of 2019, and we have reported these PRSUs at the level actually earned upon the Spin-Off.

(3)
The total amounts and values in columns (g) and (h) equal the total number of RSUs granted on March 2, 2018 that vest ratably on each of the first three anniversaries of the grant date during the named executive officer’s continued employment with the Company through each such anniversary, multiplied by the market price of Company common stock at the close of the last trading day in 2019, which was $46.38 per share.

(4)
The total amounts and values in columns (g) and (h) equal the total number of PRSUs granted on March 2, 2018 that that have met the performance measurement and now have time restricted vesting criteria for the remainder of the original three-year performance period. The performance period for these PRSUs was completed as of the end of 2019, and we have reported these PRSUs at the level actually earned upon the Spin-Off.

(5)
The total amounts and values in columns (g) and (h) equal the total number of RSUs granted on February 22, 2019 (or May 10, 2019, in the case of Mr. Johnston) that vest ratably on each of the first three anniversaries of the grant date during the named executive officer’s continued employment with the Company through each such anniversary, multiplied by the market price of Company common stock at the close of the last trading day in 2019, which was $46.38 per share.

(6)
The total amounts and values in columns (i) and (j) equal the total number of PRSUs granted on February 22, 2019 (or May 10, 2019, in the case of Mr. Johnston) that may be earned and vest based on the achievement of the performance criteria and additional time restricted vesting described above in the Compensation Discussion and Analysis, multiplied by the market price of Company common stock at the close of the last trading day in 2019, which was $46.38 per share. In calculating the number of PRSUs and their value, because the performance period for these PRSUs was completed as of the end of 2019, we have reported these PRSUs at the level actually earned.

(7)
The total amounts and values in columns (g) and (h) equal the total number of RSUs granted on July 29, 2019 that vest ratably on each of the first three anniversaries of the grant date during the named executive officer’s continued employment with the Company through each such anniversary, multiplied by the market price of Company common stock at the close of the last trading day in 2019, which was $46.38 per share.

(8)	The stock options in columns (b) and (e) were granted on July 29, 2019 and may be earned and vest over a three-year period following the grant date.
51

OPTION EXERCISES AND STOCK VESTED DURING
FISCAL YEAR 2019
The following table presents information regarding the vesting during 2019 of stock awards granted to the named executive officers. This table includes the vesting of both awards originally granted by KAR prior to the Spin-Off and awards granted by IAA after the Spin-Off.
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
John Kett	—	—	16,572	$880,597
Vance Johnston	—	—	—	—
Tim O’Day	—	—	3,557	$181,741
Sidney Peryar	—	—	2,252	$115,230
Maju Abraham	—	—	1,129	$57,660
52

POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE IN CONTROL TABLE
The amounts in the table below assume that the termination and/or change in control, as applicable, was effective as of December 29, 2019, the last business day of the prior fiscal year. The table is merely an illustrative example of the impact of a hypothetical termination of employment or change in control. The amounts that would actually be paid upon a termination of employment can only be determined at the time of such termination, based on the facts and circumstances then prevailing.
Named Executive Officer and Triggering Event		Cash Severance	Non- Equity Incentive Pay(1)	Stock Options (2)	PRSUs (3)	RSUs (4)	Excise Tax Gross- Up(5)	Life Insurance (6)	Total
John Kett
•	Death	$33,332(9)	$704,655	—	$1,471,314	$444,645	—	$800,000	$3,453,946
•	Disability(7)	$33,332(9)	$704,655	—	$1,471,314	$444,645	—	—	$2,653,946
•	Retirement(8)	—	—	—	—	—	—	—	—
•	Voluntary / for Cause	—	—	—	—	—	—	—	—
•	Termination w/o Cause or for Good Reason	$2,659,672(10)	$704,655	—	$954,594	—	—	—	$4,318,921
•	CIC (single trigger)	—	—	—	—	—	—	—	$704,655
•	Termination after CIC (double trigger)	$3,972,842(10)	$704,655	—	$1,471,314	$444,645	—	—	$6,593,456
Vance Johnston
•	Death	$40,401(9)	$448,188	—	$251,194	$832,977	—	$800,000	$2,292,760
•	Disability(7)	$40,401(9)	$448,188	—	$251,194	$832,977	—	—	$1,572,760
•	Retirement(8)	—	—	—	—	—	—	—	—
•	Voluntary / for Cause	—	—	—	—	—	—	—	—
•	Termination w/o Cause or for Good Reason	$1,165,401(10)	$448,188	—	$83,731	—	—	—	$1,697,320
•	CIC (single trigger)	—	—	—	—	—	—	—	—
•	Termination after CIC (double trigger)	$1,915,401(10)	$448,188	—	$251,194	$832,977	—	—	$3,447,760
Tim O’Day
•	Death	$34,131(9)	$333,305	—	$203,840	$244,170	—	$800,000	$1,615,446
•	Disability(7)	$34,131(9)	$333,305	—	$203,840	$244,170	—	—	$815,446
•	Retirement(8)	—	—	—	—	—	—	—	—
•	Voluntary / for Cause	—	—	—	—	—	—	—	—
•	Termination w/o Cause or for Good Reason	$1,219,176(10)	$333,305	—	$132,245	—	—	—	$1,684,726
•	CIC (single trigger)	—	—	—	—	—	—	—	—
•	Termination after CIC (double trigger)	$2,009,206(10)	$333,305	—	$203,840	$244,170	—	—	$2,790,521
Sidney Peryar
•	Death	$11,234(9)	$214,844	—	$121,237	$147,603	—	$800,000	$1,294,918
•	Disability(7)	$11,234(9)	$214,844	—	$121,237	$147,603	—	—	$494,918
•	Retirement(8)	—	—	—	—	—	—	—	—
•	Voluntary / for Cause	—	—	—	—	—	—	—	—
•	Termination w/o Cause or for Good Reason	$891,659(10)	$214,844	—	$79,078	—	—	—	$1,185,581
•	CIC (single trigger)	—	—	—	—	—	—	—	—
•	Termination after CIC (double trigger)	$1,478,609(10)	$214,844	—	$121,237	$147,603	—	—	$1,962,293
Maju Abraham
•	Death	$22,754(9)	$161,148	—	$69,338	$99,114	—	$551,128	$903,482
•	Disability(7)	$22,754(9)	$161,148	—	$69,338	$99,114	—	—	$352,354
•	Retirement(8)	—	—	—	—	—	—	—	—
•	Voluntary / for Cause	—	—	—	—	—	—	—	—
•	Termination w/o Cause or for Good Reason	$438,548(10)	$161,148	—	$43,798	—	—	—	$643,494
•	CIC (single trigger)	—	—	—	—	—	—	—	—
•	Termination after CIC (double trigger)	$657,822(10)	$161,148	—	$69,338	$99,114	—	—	$987,422

53

Footnotes to Potential Payments Upon Termination or Change in Control Table
(1)
The amounts reported are equal to the full amount of the named executive officer’s 2019 annual bonus (a December 29, 2019 termination results in a 100% payout, whereas a termination on any other date would result in a prorated amount, assuming payment upon a change in control), payable under the terms of such officer’s employment agreement or the 2019 Equity Plan, as applicable.

(2)
The amounts reported assume a Company common stock price of $46.38, which was the closing price on December 29, 2019. All of the named executive officer had outstanding, unvested options as of such date. Upon a named executive officer’s termination of employment due to death or disability or due to a Qualifying Termination (as defined below) within two years following a change in control of the Company (as defined in our 2019 Equity Plan), all outstanding unvested options will become fully vested. All outstanding unvested options would also generally become fully vested if they are not assumed or replaced in the change in control.

(3)
The amounts reported assume a Company common stock price of $46.38, which was the closing price on December 29, 2019. Upon a named executive officer’s termination of employment due to death or disability, the named executive officer will remain eligible to vest in any outstanding PRSUs that are actually earned based on performance. Upon a named executive officer’s termination of employment due to Retirement or due to a Qualifying Termination (as defined below), the named executive officer will remain eligible to vest in a pro-rata portion (with the pro-rata portion based on the portion of the performance period the executive remained employed, and increased by an additional year in the case of Retirement) of any outstanding PRSUs that are actually earned based on performance. Upon a named executive officer’s termination of employment due to a Qualifying Termination within two years following a change in control of the Company (as defined in our 2019 Equity Plan), all outstanding PRSUs will become fully vested (with vesting to be at a minimum of the target performance level). All outstanding PRSUs would also generally become fully vested (with vesting to be at a minimum of the target performance level) if they are not assumed or replaced in the change in control with a time-based award that would continue to vest based solely on continued employment. Amounts reported are based on the actual performance level achieved for 2019.

(4)
The amounts reported assume a Company common stock price of $46.38, which was the closing price on December 29, 2019. Upon a named executive officer’s termination of employment due to death or disability or due to a Qualifying Termination (as defined below) within two years following a change in control of the Company (as defined in our 2019 Equity Plan), all outstanding RSUs will become fully vested. All outstanding unvested RSUs would also generally become fully vested if they are not assumed or replaced in the change in control. Upon a named executive officer’s termination of employment due to Retirement, the executive would receive accelerated vesting of the RSUs that were scheduled to vest during the one-year period following Retirement.

(5)	No named executive officers are entitled to any gross-up or similar payments to cover any change in control excise taxes triggered under Sections 280G and 4999 of the Code.
(6)	Under the Group Term Life Policy, each named executive officer’s designated beneficiary is entitled to a payment in an amount equal to two times his/her annual salary, not exceeding $800,000.
(7)
Long-term disability is a Company-paid benefit for all employees and therefore is not included in this table. The long-term disability benefit is only paid after six months on short-term disability and is 66.67% of base pay capped at $15,000 per month.

(8)
None of the named executives have satisfied the Retirement requirements under the 2019 Equity Plan and the applicable award agreements as of December 29, 2019 (i.e., none had reached the age of 60 and met the applicable age and service requirements), and thus, they would not have been entitled to a prorated payout of their annual bonuses or accelerated vesting of their equity for a Retirement as of such date.

(9)
Under the terms of each named executive officer’s employment agreement (other than with respect to Mr. Abraham), he/ she (or his/her estate) would be entitled to COBRA premium payments for 18 months in the event of his/her death or Disability. Mr. Abraham (or his estate) would be entitled to COBRA premium payments for 12 months in the event of his death or Disability.

(10)
These amounts are equal to (i) for Mr. Kett, (a) a severance multiple of two times the sum of Mr. Kett’s current annual base salary ($700,000 as of December 29, 2019) and 2019 target bonus amount; and (b) COBRA premium payments for 18 months; and (ii) for all other named executive officers except Mr. Abraham, (a) a severance multiple of one and a half times the sum of the officer’s current annual base salary ($520,000 for Mr. Johnston, $500,000 for Mr. O’Day, $400,000 for Mr. Peryar) and 2019 target bonus amount; and (b) COBRA premium payments for 18 months; and (iii) for Mr. Abraham, (a) a severance multiple of one times the sum of his current annual base salary ($300,000) and 2019 target bonus amount; and (b) COBRA premium payments for 12 months. The severance benefits will be increased for each named executive officer for a termination of employment within two years following a change in control of the Company under the 2019 Equity Plan. Mr. Abraham’s COBRA benefits period will cover up to 18 months instead of 12 months, and the change in control severance multiple for Mr. Kett is three, the change in control severance multiple for Mr. Abraham is one and one half, and the change in control severance multiple for the other named executive officers is two and one half.

54

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
We currently maintain two equity compensation plans: the 2019 Equity Plan and our Employee Stock Purchase Plan (“ESPP”). Each of the 2019 Plan and the ESPP was approved by our stockholders.
The following table sets forth, for each of our equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 29, 2019.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights) (1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	2,150,631(1)	$21.57 (2)	3,150,507 (3)
(1)	Of these shares, 901,011 were subject to options, 987,620 were subject to RSUs and 262,000 were subject to PRSUs.
(2)
This weighted-average exercise price does not reflect the shares that will be issued upon the payment of outstanding RSUs and PRSUs and is calculated solely with respect to outstanding unexercised stock options.

(3)
Represents 2,161,011 shares available for future issuance under the 2019 Plan, and 989,496 shares available for future issuance under the ESPP. Shares available under the 2019 Plan may be used for any type of award authorized in the 2019 Plan (subject to certain limitations of the 2019 Plan) including stock options, stock appreciation rights, stock units, restricted stock, performance-based awards, stock bonuses and other awards payable in share of our common stock.

55

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
Following the Spin-Off, we entered into new employment agreements with each of our named executive officers. These new agreements replaced any prior employment agreements that were in place while the executives were employed by KAR.
A summary of some of the key terms of the new employment agreements with our named executive officers is included below.
Term. The employment agreement for each named executive officer has an initial three-year term which will automatically renew for additional successive one-year terms unless either IAA or any named executive officer gives notice of non-renewal within sixty days prior to the end of any applicable term.
Base Salary and Bonus. The employment agreement for each named executive officer entitles the executive to receive a minimum annual base salary amount and target annual incentive bonus amount.
Equity Awards. Each named executive officer is eligible to participate in our 2019 Equity Plan. Any grants made to the named executive officers under our 2019 Equity Plan will be determined by our Compensation Committee in its discretion.
Other Benefits. Each named executive officer is eligible to participate in our benefit plans and programs generally available to our executive officers. Each named executive officer will also be entitled to an annual automobile allowance on the same terms as in effect at the time of the Spin-Off, up to $3,500 annually for an annual executive physical, and reimbursement for the costs of an identity theft protection plan.
Severance Terms. If the Company terminates a named executive officer’s employment without cause, provides notice that a named executive officer’s employment agreement will not be extended or further extended, or if a named executive officer terminates his employment for good reason as defined in the employment agreement (each, a “Qualifying Termination”), the executive will be entitled to receive: (i) a severance payment equal to a multiple of the executive’s base salary then in effect plus the executive’s target annual bonus for the year of termination, payable in substantially equal installments over the applicable severance period, (ii) payment of a pro-rata portion of any annual bonus actually earned for the year of termination, and (iii) reimbursement of premiums to continue benefits coverage under COBRA for up to 18 months (or 12 months in the case of Mr. Abraham). The severance multiple for Mr. Kett is two, the severance multiple for Mr. Abraham is one, and the severance multiple for the other named executive officers is one and one half.
If, within two years following a change in control of the Company (which has the same meaning as in our 2019 Equity Plan), a named executive officer experiences a Qualifying Termination, each named executive officer’s severance multiple is increased and all of the named executive officer’s outstanding and unvested equity awards granted under our 2019 Equity Plan will receive full accelerated vesting (with any in-progress performance-based awards to vest at a minimum of the target performance level). Mr. Abraham’s COBRA benefits period will also cover up to 18 months instead of 12 months. The change in control severance multiple for Mr. Kett is three, the change in control severance multiple for Mr. Abraham is one and one half, and the change in control severance multiple for the other Named Executives is two and one half.
If a named executive officer’s employment terminates as a result of the executive’s death or disability, the executive will be entitled to receive: (i) payment of a pro-rata portion of any annual bonus actually earned for the year of termination, and (ii) reimbursement of premiums to continue benefits coverage under COBRA for up to 18 months (or 12 months in the case of Mr. Abraham).
No named executive officer is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Code, and, depending on what results in the best after-tax benefit for the executive, benefits may be “cut back” instead in such circumstances.
Release Requirement and Restrictive Covenants. Each named executive officer’s receipt of the severance benefits described above is subject to the executive’s execution of a release of claims in favor of IAA and compliance with the ownership of work product and nondisclosure restrictions, as well as one-year noncompetition and nonsolicitation restrictions, contained in each executive’s employment agreement.
56

PROPOSAL NO. 3: ADVISORY APPROVAL OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
GENERAL
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are asking our stockholders to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers. By voting with respect to this Proposal No. 3, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two, or three years. Stockholders also may, if they wish, abstain from voting on this Proposal No. 3.
After careful consideration, our Board currently believes that advisory votes on executive compensation should be conducted every year so that stockholders may annually express their views on our executive compensation program.
We recognize that stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of future advisory votes on executive compensation.
This vote is advisory and not binding on us or our Board. However, the Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.
Stockholders will be provided the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board.
VOTE STANDARD
Under our Bylaws, approval, on an advisory basis, of the frequency of future advisory votes on named executive officer compensation requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote on Proposal No. 3. However, if no frequency option receives the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote on Proposal No. 3, our Board will consider the option receiving the highest number of affirmative votes as the preferred frequency option of our stockholders. Abstentions and broker non-votes will not be counted in determining the frequency option receiving the highest number of affirmative votes.
✔	The Board recommends that you vote “1 YEAR” as the preferred frequency for future advisory votes on named executive officer compensation.
Proxies solicited by the Board will be voted “1 YEAR” as the preferred frequency for future advisory votes on named executive officer compensation unless stockholders specify a contrary vote.
57

PROPOSAL NO. 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
GENERAL
The Audit Committee has appointed KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 27, 2020. The Audit Committee and the Board seek to have our stockholders ratify the Audit Committee’s appointment of KPMG, which has served as the Company’s independent registered public accounting firm since 2018.
Additional information regarding KPMG, including the fees we paid to KPMG in fiscal 2019, can be found in this Proxy Statement under the caption “Fees Paid to KPMG LLP.” The report of the Audit Committee included in this Proxy Statement under the caption “Report of the Audit Committee” also contains information about the role of KPMG with respect to the audit of the Company’s annual financial statements.
Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.
Stockholder ratification of the appointment of KPMG as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee may reconsider whether or not to retain KPMG. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.
VOTE STANDARD
Ratification of the appointment of KPMG as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote on Proposal No. 4. Abstentions will have the same effect as a vote “AGAINST” Proposal No. 4. There will be no broker non-votes on Proposal No. 4.
✔	The Board recommends that you vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for 2020.
Proxies solicited by the Board will be voted “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for 2020 unless stockholders specify a contrary vote.
58

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is comprised of three independent directors: Ms. Gove and Messrs. Bale and Kamin. The Board has determined that each member of the Audit Committee meets the enhanced independence standards for Audit Committee members as set forth in applicable rules of the NYSE and the SEC and that each of Ms. Gove and Messrs. Bales and Kamin qualify as an audit committee financial expert. The Audit Committee operates under a written charter adopted by the Board, which is available in the Governance section of our Investor Relations website at https://investors.iaai.com.
The Audit Committee assists the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company. In that role, the Audit Committee oversees our financial reporting process on behalf of the Board. Our management has the primary responsibility for our financial statements and the reporting process, including the Company’s systems of internal controls. KPMG, our independent registered public accounting firm for 2019, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles.
The Audit Committee discusses with KPMG the overall scope and plans for its quarterly reviews and annual audit of the Company’s consolidated financial statements. The Audit Committee, at least quarterly, meets with management, including the Company’s Chief Financial Officer, and representatives of KPMG, including in separate executive sessions, to discuss the consolidated financial statements, the results of KPMG’s review and audit of the consolidated financial statements and the overall quality of the Company’s financial reporting and compliance programs.
In fulfilling its oversight responsibilities during the fiscal year, the Audit Committee reviewed and discussed with management the audited consolidated financial statements and related financial statement disclosures included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2019. Also, the Audit Committee reviewed and discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed KPMG’s independence with KPMG. The Audit Committee has also reviewed non-audit services performed by KPMG and considered whether KPMG’s provision of non-audit services was compatible with maintaining its independence from the Company.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2019. The Audit Committee also appointed KPMG to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2020. The members of the Audit Committee believe that the continued retention of KPMG to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.
Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee is recommending that the Board ask our stockholders to ratify the appointment of the independent auditors at our Annual Meeting. This report is submitted by Sue Gove, Brian Bales and Peter H. Kamin.
The Audit Committee
Sue Gove (Chair)
Brian Bales
Peter Kamin
59

FEES PAID TO KPMG LLP
The table below sets forth the aggregate fees charged to IAA by KPMG for audit services rendered in connection with the audit of our consolidated financial statements and report for fiscal 2019 and for other services rendered during fiscal 2019 to IAA and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services. Fees billed by KPMG to the Company’s former parent, KAR, for periods prior to the Spin-Off are not included below.
Fee Category	2019
Audit Fees(1)	$1,343,597
Audit-Related Fees	—
Tax Fees	—
All Other Fees(2)	1,600
Total Fees	$1,345,197
(1)
Audit Fees: Consists of fees and expenses for professional services rendered for the audit of our consolidated financial statements, review of the interim condensed consolidated financial statements included in the Company’s quarterly reports, and services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

(2)	All Other Fees: Consists principally of a license to use KPMG’s accounting research software.
POLICY ON AUDIT COMMITTEE PRE-APPROVAL
OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES
OF KPMG
The Audit Committee has a policy for the pre-approval of all audit and permissible non-audit services provided by KPMG. Under this policy, the Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by KPMG and establishes a pre-approved aggregate fee level for these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee. In addition, Ms. Gove, as the Chair of the Audit Committee, has been delegated authority to act between meetings of the Audit Committee to review and pre-approve requests for audit or permitted non-audited services proposed to be provided to IAA by KPMG that were not otherwise pre-approved by the Audit Committee; provided, however, that any such pre-approval by Ms. Gove will be reported to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit and permissible non-audit services provided by KPMG in fiscal 2019 in accordance with this pre-approval policy.
60

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Our Board has adopted a written related persons transactions policy, the purpose of which is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (a) the Company (including any of its subsidiaries) was, is or will be a participant, (b) the amount involved exceeds $120,000 and (c) any related person had, has or will have a direct or indirect material interest. For purposes of the policy, a related person is (a) any person who is, or at any time since the beginning of the Company's last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company, (b) any person who is known to be the beneficial owner of more than 5% of any class of the Company's voting securities, (c) any immediate family member of any of the foregoing persons, or (d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a more than 5% beneficial ownership interest.
Under the policy, our Audit Committee is responsible for reviewing, considering, approving and ratifying, as applicable, each related person transaction. In the course of the review and approval of a related person transaction, the Audit Committee may consider the following factors:
•	the relationship of the related person to the Company and nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including, without limitation, the amount and type of transaction;
•	the benefits to the Company of the proposed transaction;
•	if applicable, the availability of other sources of comparable products or services; and
•	an assessment of whether the proposed transaction is on terms that are no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.
There were no related person transactions required to be disclosed in this Proxy Statement for 2019.
61

PROPOSALS AND NOMINATIONS FOR 2021 ANNUAL MEETING OF STOCKHOLDERS
STOCKHOLDER PROPOSALS FOR INCLUSION IN PROXY MATERIALS
A stockholder seeking to have a proposal included in the Company’s proxy statement for the 2021 annual meeting of stockholders must comply with Rule 14a-8 under the Exchange Act, which sets forth the requirements for including stockholder proposals in Company-sponsored proxy materials. In accordance with Rule 14a-8, any such proposal must be received by the Company’s Secretary at the Company’s principal executive offices at IAA, Inc., Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154 by 120 days prior to April 23, 2021, which is 120 days prior to the one-year anniversary of the date this Proxy Statement was first mailed or made available to stockholders. However, if the date of the 2021 annual meeting of stockholders changes by more than 30 days from the one-year anniversary of the date of the Annual Meeting, then such proposals must be received a reasonable time before the Company begins to print and send its proxy materials for the 2021 annual meeting of stockholders.
NOMINATIONS OF DIRECTOR CANDIDATES AND STOCKHOLDER PROPOSALS NOT INTENDED FOR INCLUSION IN PROXY MATERIALS
The Company’s Bylaws establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2021 annual meeting of stockholders, a notice of the nomination or the proposal the stockholder wishes to present at the annual meeting of stockholders must be delivered to the Secretary at the Company’s principal executive offices at IAA, Inc., Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154, not earlier than February 17, 2021, which is one hundred twenty (120) days prior to the first anniversary of the date of this year’s Annual Meeting, and note than March 19, 2021, which is ninety (90) days prior to the first anniversary of the date of this year’s Annual Meeting (provided, however, that in the event that the 2021 annual meeting of stockholders is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the 2021 annual meeting of stockholders was mailed or such public disclosure of the date of the 2021 annual meeting of stockholders was made, whichever first occurs). All director nominations and stockholder proposals must comply with the requirements of Article II, Section 4 the Company’s Bylaws.
Stockholder proposals or director nominations submitted to the Company’s Secretary that do not comply with the above requirements may not be brought before the 2021 annual meeting of stockholders.
62

QUESTIONS AND ANSWERS ABOUT THE PROXY
MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?
A:
We are providing these proxy materials to you in connection with the Board’s solicitation of proxies to be voted at the Company’s Annual Meeting and at any adjournments or postponements thereof. Stockholders are invited to attend the Annual Meeting to be held via a live audio webcast on June 17, 2020, beginning at 9:00 a.m., Eastern Daylight Time, at www.virtualshareholdermeeting.com/IAA2020, where stockholders will be able to listen to the meeting live, submit questions and vote online. You will need the 16-digit control number provided on your Notice (as defined below), or on your proxy card or voting instruction form that accompanied your proxy materials. Our proxy materials are first being distributed to stockholders on or about April 23, 2020.

In addition, pursuant to SEC rules, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice to the beneficial owners. All stockholders will have the ability to access the proxy materials, including this Proxy Statement and our 2019 Annual Report, on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice and on the website referred to in the Notice.

Q:	What proposals will be voted on, what is the Board’s voting recommendation, and what are the standards for determining whether a proposal has been approved?
A:	Proposal		Voting Choices and Board Recommendation		Voting Standard	Effect of Abstention	Effect of Broker Non-Vote
	1.	Election of Directors	•	Vote “FOR” any nominee	More votes “FOR” than“AGAINST”	No effect	No effect
			•	Vote “AGAINST” any nominee
			•	Abstain from voting for specific nominees
The Board recommends a vote “FOR” each of the three Class I director nominees.
	2.	Advisory Vote to Approve Named Executive Officer Compensation	•	Vote “FOR” the advisory proposal	Majority of the shares represented at the Annual Meeting and entitled to vote on Proposal No. 2	Vote against	No effect
			•	Vote “AGAINST” the advisory proposal
			•	Abstain from voting on the advisory proposal
The Board recommends a vote “FOR” the advisory vote to approve the compensation of our named executive officers.
63

3.	Advisory Vote on Frequency of Future Advisory Votes on Named Executive Officer Compensation	•	Vote for holding the say-on-pay vote every “1 YEAR”	The frequency option receiving the highest number of affirmative votes will be considered the preferred frequency option of stockholders	No effect	No effect
		•	Vote for holding the say-on-pay vote every “2 YEARS”
		•	Vote for holding the say-on-pay vote every “3 YEARS”
		•	Abstain from voting on the advisory proposal
The Board recommends a vote of “1 YEAR” as the preferred frequency for future advisory votes on named executive officer compensation
4.	Ratification of Independent Registered Accounting Firm	•	Vote “FOR” the ratification	Majority of the shares represented at the Annual Meeting and entitled to vote on Proposal No. 4	Vote against	Not applicable
		•	Vote “AGAINST” the ratification
		•	Abstain from voting on the ratification
The Board recommends a vote “FOR” the ratification of the appointment of KPMG as our independent registered accounting firm for 2020.

Q:	Who is entitled to vote?
A:
Only the holders of record of the shares of our common stock at the close of business on April 20, 2020, the record date, are entitled to notice of and to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter voted upon at the Annual Meeting. As of the record date, 133,948,593 shares of common stock were outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a “stockholder of record” with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person online during the Annual Meeting.

Beneficial Owner. If your shares are held by a broker, bank or other nominee, you hold your shares in “street name” and are considered a “beneficial owner” with respect to those shares. These proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and are also invited to attend the Annual Meeting.

Q:	What is a broker non-vote?
A:
If you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal No. 4 (the ratification of the appointment of KPMG as our independent registered public accounting firm for 2020) is considered routine under applicable rules of the NYSE, while each of the other proposals to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal No. 4 at the Annual Meeting, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will

64

be voted on Proposal No. 4 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

Q:	How can I vote my shares and participate at the 2019 annual meeting?
A:
Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/IAA2020. To participate in the Annual Meeting, you will need the control number provided on your Notice, or on your proxy card or voting instruction form that accompanied your proxy materials.

Even if you plan to attend the Annual Meeting, we strongly recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. See “How can I vote my shares without attending the Annual Meeting?” below.
Our virtual Annual Meeting allows stockholders to submit questions and comments beginning at 8:45 a.m. Eastern Daylight Time on the date of the meeting and during the meeting. After the meeting, we will answer as many stockholder questions as we can within the allotted time for our meeting and that comply with the meeting rules of conduct; the rules of conduct will be posted on the virtual meeting web portal. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at https://investors.iaai.com/, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
The Annual Meeting will begin promptly at 9:00 a.m., Eastern Daylight Time. We encourage you to access the Annual Meeting prior to the start time. Please allow ample time for online check-in, which will begin at 8:45 a.m. Eastern Daylight Time.
We are holding the Annual Meeting online and providing Internet voting to provide expanded access and to allow you to vote your shares online during the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Q:	How can I vote my shares without attending the Annual Meeting?
A:	If you hold your shares directly as the stockholder of record, you may vote without attending the Annual Meeting in one of the following manners:
By Internet. Go to www.proxyvote.com and follow the instructions. You will need the control number included on your proxy card;
By Telephone. Dial 1-800-690-6903. You will need the control number included on your proxy card; or
By Mail. Complete, date and sign your proxy card and mail it using the enclosed, pre-paid envelope.
If you vote on the Internet or by telephone, you do not need to return your proxy card. Internet and telephone voting for stockholders will be available 24 hours a day, and will close at 11:59 p.m., Eastern Daylight Time, on June 16, 2020. If you choose to vote by mail, your proxy card must be received by 11:59 p.m., Eastern Daylight Time, on June 16, 2020 in order for your shares to be voted at the meeting.
If you hold your shares of common stock in street name, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this Proxy Statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you. If you vote by Internet or telephone, then you need not return a written voting instruction form by mail. Please comply with the deadlines for voting included in the voting instruction form provided by the broker, bank or other nominee that holds your shares.

Q:	What is the quorum requirement for the Annual Meeting?
A:	A quorum of stockholders is necessary to hold the Annual Meeting. A quorum at the Annual Meeting exists if
65

the holders of a majority of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting is present in person or represented by proxy. Abstentions and broker non-votes are counted as present for establishing a quorum.

Q:	What happens if I do not give specific voting instructions?
A:
Stockholder of Record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions on one or more of the proposals, then the proxy holders will vote your shares in the manner recommended by the Board on those proposals as presented in this Proxy Statement.

Beneficial Owner. If you hold your shares of common stock in street name through a broker, bank or nominee, please refer to the instructions provided by the broker, bank or other nominee that holds your shares for an explanation of how your shares will be voted if you sign and return a voting instruction form without giving specific voting instructions on one or more of the proposals.

Q:	How will voting on any other business be conducted?
A:
As to any other business that may properly come before the Annual Meeting, all properly submitted proxies will be voted by the proxyholders named in the proxy card, in their discretion, on such matters. We do not presently know of any other business that may come before the Annual Meeting.

Q:	What does it mean if I receive more than one Notice, proxy card or voting instruction form?
A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for each Notice, proxy card or voting instruction form you receive.

Q:	Can I revoke my proxy or change my vote?
A:	Yes. If you hold your shares directly as the stockholder of record, you may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual Meeting by:
•	providing written notice of revocation to the Secretary of the Company at Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154;
•	delivering a valid, later-dated proxy or a later-dated vote on the Internet or by telephone; or
•	attending the Annual Meeting online and voting during the meeting, which will automatically cancel any proxy previously granted.
Please note that your attendance at the Annual Meeting alone will not cause your previously granted proxy to be revoked unless you vote online during the Annual Meeting. Any change to your proxy that is provided by telephone or the Internet must be submitted by 11:59 p.m., Eastern Daylight Time, on June 16, 2020.
If your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change or revoke your voting instructions.

Q:	Who will bear the cost of soliciting proxies for the Annual Meeting?
A:
The Company pays the cost of soliciting your proxy and reimburses brokers and others for forwarding to you the proxy materials as beneficial owners of our common stock. The Company’s directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

Q:	Where can I find the voting results of the Annual Meeting?
A:
We will announce preliminary voting results at the Annual Meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting.

Q:	How can I attend the Annual Meeting?
A:
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted through a live audio webcast. There will be no physical meeting location. You are entitled to participate in the Annual Meeting only if you were a Company stockholder as of the close of business on April 20, 2020 or if you hold a valid proxy for the Annual Meeting.

66

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/IAA2020. You also will be able to vote your shares online during the Annual Meeting. After the Annual Meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct; the rules of conduct will be posted on the virtual meeting web portal. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at https://investors.iaai.com/, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, or on the proxy card or voting instruction form that accompanied your proxy materials. Instructions on how to attend and participate in our online meeting, including how to demonstrate proof of stock ownership, are posted on the meeting website.
The Annual Meeting will begin promptly at 9:00 a.m., Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Online access to the meeting will open at 8:45 a.m., Eastern Daylight Time, and you should allow ample time to log in to the meeting and test your device’s audio capabilities prior to the start of the meeting.

Q:	Why is the Annual Meeting virtual?
A:
We are excited to host a virtual annual meeting to provide ease of access, real-time communication and cost savings for our stockholders and the Company. Hosting a virtual meeting facilitates stockholder attendance and participation by enabling stockholders to participate from around the world. It also provides improved communication and cost savings for our stockholders and the Company. This balance will allow the Annual Meeting to remain focused on matters directly relevant to the interests of stockholders in a way that recognizes the value to stockholders of an efficient use of Company resources. In addition, due to the escalating nature of the coronavirus (COVID-19) pandemic and the protocols that federal, state and local governments are currently imposing, and out of an abundance of caution and an appreciation for our stockholders, we believe holding a virtual meeting is in the best interests of our stockholders.

In addition, the Board intends that the virtual meeting format provide stockholders with a level of transparency as close as possible to the traditional in-person meeting format and will take the following steps to ensure such an experience:
•	providing stockholders with the ability to submit appropriate questions beginning at 8:45 a.m. Eastern Time on the date of the meeting;
•	providing stockholders with the ability to submit appropriate questions via the meeting website, limiting questions to one per stockholder unless time otherwise permits;
•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination;
•	publishing appropriate questions submitted in accordance with the meeting rules of conduct with answers following the meeting, including those not addressed directly during the meeting; and
•
offering separate engagement opportunities with stockholders on appropriate matters of governance or other relevant topics as outlined under the “Board of Directors Structure and Corporate Governance - Stockholder Communications With the Board” section in this Proxy Statement.

Q:	What if I have technical difficulties or trouble accessing the meeting?
A:
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page.

67

GENERAL INFORMATION
IAA is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information electronically filed by the Company with the SEC are available without charge on the SEC’s website at http://www.sec.gov. These materials are also available free of charge on our corporate website at https://investors.iaai.com/ as soon as reasonably practicable after they are filed or furnished with the SEC.
The Company will provide without charge to each person solicited hereby, upon the written or oral request of any such persons, copies of the Company’s 2019 Annual Report, including financial statements and financial statement schedules. Requests for such copies should be addressed to Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154, Attn: Secretary or by telephone at (708) 492-7000.
You may also access additional information about the Company at our Internet address, http://www.iaai.com. References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement.
OTHER MATTERS
We do not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxies solicited hereby will be voted at the discretion of the named proxy holders.
As permitted by the Exchange Act, only one copy of our proxy materials is being delivered to stockholders of record residing at the same address and who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically, unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact Broadridge Financial Solutions, Inc. Requests for additional copies or requests for householding for this year or future years should be directed in writing to Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717 or by telephone at 1-800-579-1639.
You may vote on the Internet, or if you are receiving a paper copy of this Proxy Statement, by telephone (if available), or by completing and mailing a proxy card or voting instruction form in the preaddressed, postage paid envelope provided to you. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting.
WE URGE YOU TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.
April 23, 2020
68

Appendix A — Reconciliation of Adjusted EBITDA
Adjusted earnings before interest, income taxes, depreciation and amortization, or Adjusted EBITDA, is a non-GAAP financial measure calculated as net income before income taxes, interest expense, and depreciation and amortization, or EBITDA, and further adjusted for items that management believes are not representative of ongoing operations including, but not limited to, (a) one-time transaction and other costs related to the Spin-Off from KAR in the second quarter of 2019, (b) severance, restructuring and other retention expenses, (c) the net loss or gains on the sale of assets or expenses associated with certain M&A, financing and other transactions, (d) other expenses that we do not believe are indicative of our ongoing operations, as well as (e) gains and losses related to foreign currency exchange rates. We believe this measure provides useful information regarding our operational performance because it enhances an investor’s overall understanding of our core financial performance and helps investors compare our performance to prior and future periods. We have made changes to our calculation of Adjusted EBITDA compared to what was previously reported for IAA by KAR Auction Services, included in the Registration Statement on Form 10 filed with the SEC in connection with our Spin-Off. For Adjusted EBITDA, we no longer adjust for stock compensation expense and deferred rent, but continue to adjust for the other items defined above and noted in our reconciliation. We have conformed all prior period amounts to this new presentation.
Adjusted EBITDA should be considered in addition to, and not as a replacement for or superior to, net income, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. Management uses this financial measure and key performance indicators to assess the Company’s financial operating performance, and we believe that this measure provides useful information to investors by offering additional ways of viewing the Company’s results, as noted above.
Reconciliation of Adjusted EBITDA
(Amounts in Millions)
	Fiscal Year Ended
	December 29, 2019	December 30, 2018	December 31, 2017
Net income	$193.2	$183.7	$161.4
Add: income taxes	69.0	62.5	35.6
Add: interest expense, net	55.7	38.7	38.6
Add: depreciation & amortization	88.4	97.4	93.1
EBITDA	$406.3	$382.3	$328.7
Add back non-GAAP adjustments:
Spinoff costs	3.5	2.0	—
Retention \ severance	1.7	0.1	0.3
Loss (gain) on sale of assets	(0.1)	(0.7)	(0.5)
Acquisition costs	0.2	—	—
One-time flood insurance reimbursement	—	(0.7)	—
Non-operating foreign exchange loss (gain)	0.1	0.1	—
Adjusted EBITDA	$411.7	$383.0	$328.4
Note: Amounts will not always recalculate due to rounding.
69

IAA, INC.
TWO WESTBROOK CORPORATE CENTER
SUITE 500
WESTCHESTER, IL 60154

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IAA2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D15254-P35808 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IAA, INC.

The Board of Directors recommends you vote FOR each of the Class I director nominees listed in the following proposal:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. John W. Kett	☐	☐	☐
1b. Peter H. Kamin	☐	☐	☐
1c. Lynn Jolliffe	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. To approve, on an advisory basis, the frequency of future advisory votes on named executive officer compensation.	☐	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	**No**
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
4. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2020.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Notice and Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com.

D15255-P35808

IAA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
June 17, 2020

The undersigned shareholder(s) hereby appoint(s) John W. Kett and John P. Larson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of IAA, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., Eastern Time on Wednesday, June 17, 2020, by virtual shareholder meeting only at www.virtualshareholdermeeting.com/IAA2020, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S) HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 4, AND "1 YEAR" ON PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE